UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statements Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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[    ] Preliminary Proxy Statement
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[ X ] Definitive Proxy Statement
[    ] Definitive Additional Materials
[    ] Soliciting Material Pursuant toss.240.14a-12

AMERICAN SAFETY INSURANCE HOLDINGS, LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICAN SAFETY INSURANCE HOLDINGS, LTD.

The Boyle Building, 2nd Floor

31 Queen Street

Hamilton HM 11, Bermuda

_________________

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held June 4, 2007

_________________

The Annual General Meeting of Shareholders of American Safety Insurance Holdings, Ltd. will be held at the Southampton Princess Hotel, Southampton, Bermuda on Monday, June 4, 2007, at 9:00 a.m. local time, for the following purposes:

1.     To elect three members to the Company’s Board of Directors as Class III Directors to serve for three-year terms expiring at the 2010 Annual General Meeting of Shareholders (Proposal 1).

2.     To consider and approve the appointment of BDO Seidman LLP as independent registered public accountants to serve until the conclusion of the next Annual General Meeting and to authorize the Audit Committee to set their remuneration (Proposal 2).

3.     To consider and approve an increase in the authorized share capital of the Company from US$200,000 to US$350,000 by the addition of 15,000,000 common shares, par value $0.01 each (Proposal 3).

4.     To consider and vote upon a proposal for the approval of the American Safety Insurance Holdings, Ltd. 2007 Incentive Stock Plan (Proposal 4).

The Board of Directors has set April 5, 2007 as the record date for the Annual General Meeting. Only shareholders of record at the close of business on the record date will be entitled to notice of, and to vote at, the Annual General Meeting.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE PROPOSALS LISTED ABOVE AND MORE PARTICULARLY DESCRIBED IN THE ATTACHED PROXY STATEMENT.

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL GENERAL MEETING, PLEASE VOTE BY MARKING EACH PROPOSAL CLEARLY, THEN SIGNING AND MAILING THE PROXY TO THE COMPANY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE. YOUR VOTE MAY NOT BE COUNTED IF YOUR COMPLETED PROXY HAS NOT BEEN RECEIVED AT THE ANNUAL GENERAL MEETING. YOUR COMPLETED PROXY MUST ARRIVE PRIOR TO THE MEETING OR ANY AJOURNMENT OF THE MEETING. YOUR PROXY MAY BE REVOKED BY YOU, IF YOU CHOOSE. ANY REVOCATION BY YOU OF YOUR PROXY MUST BE SUMITTED TO THE SECRETARY AN HOUR BEFORE THE VOTE BEING TAKEN AT THE ANNUAL GENERAL MEETING.

By Order of the Board of Directors Randolph L. Hutto, Secretary

April 20, 2007

AMERICAN SAFETY INSURANCE HOLDINGS, LTD.

_________________

PROXY STATEMENT

Annual General Meeting of Shareholders

To Be Held June 4, 2007

PROXY SOLICITATION AND VOTING

General

        This Proxy Statement is being furnished in connection with the Board of Director’s solicitation of proxies from the shareholders of American Safety Insurance Holdings, Ltd. for use at the Annual General Meeting of Shareholders.

        The Company is a specialty insurance holding company that provides through its operating subsidiaries and affiliates customized insurance products and solutions to small and medium-sized businesses in industries that we believe are underserved by the standard insurance market. For twenty years, we have developed specialized insurance coverages and alternative risk transfer products not generally available to our customers in the standard insurance market because of the unique characteristics of the risks involved and the associated needs of the insureds. We specialize in underwriting these products for insureds with environmental risks and construction risks, as well as in developing programs for other specialty classes of risk. Unless otherwise indicated by the context, the term “Company” or “American Safety” shall refer to American Safety Insurance Holdings, Ltd. and its subsidiaries.

        The enclosed proxy is for use at the Annual General Meeting if a shareholder is unable to attend the Annual General Meeting in person or wishes to have his or her shares voted by proxy, even if he or she attends the Annual General Meeting. The person giving a proxy may revoke it an hour before the vote being taken, by notice to the Secretary of the Company, by submitting a proxy having a later date, or by appearing at the Annual General Meeting and voting in person. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before their exercise, will be voted in the manner specified therein. If a proxy is signed and no specification is made, the shares represented by the proxy will be voted FOR the proposed nominees for election as directors, and FOR the other proposals described in this Proxy Statement and in accordance with the best judgment of the persons exercising the proxy with respect to any other matters presented for action at the Annual General Meeting.

        This Proxy Statement and the enclosed proxy are first being mailed to the Company’s shareholders on or about April 20, 2007.

Record Date and Outstanding Shares

        The Board of Directors has set April 5, 2007 as the record date for the Annual General Meeting. Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual General Meeting. As of the record date, there were 10,556,449 common shares of the Company issued and outstanding.

Quorum and Voting Rights

        A quorum for the transaction of business at the Annual General Meeting consists of the holders of at least one-third of the outstanding common shares of the Company entitled to vote at the Annual General Meeting present in person or represented by proxy.

        Each holder of common shares of the Company is entitled to one vote per share on each matter to come before the Annual General Meeting, other than a holder subject to the 9.5% voting limitation as set forth in the Company’s Bye-Laws. Each of the Proposals requires the affirmative vote of a majority of the common shares of the Company present in person or represented by proxy at the Annual General Meeting. The Company does not have cumulative voting.

        Abstentions and “broker non-votes” are not counted in determining the number of votes cast in connection with the matters presented for action at the Annual General Meeting. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

        Under New York Stock Exchange rules, brokers who are New York Stock Exchange members are expected to have discretionary voting power for the election of directors (Proposal 1), the ratification of the independent accountants (Proposal 2) and the increase in authorized capital shares (Proposal 3). Accordingly, abstentions and broker non-votes (if any) with respect to Proposals 1, 2 and 3 will not be counted as votes cast and will have no affect on the result of the vote, although they will count toward the presence of a quorum. The brokers who are New York Stock Exchange members may give a proxy to vote for the approval of the 2007 Incentive Stock Plan (Proposal 4) only with instructions from beneficial owners.

Solicitation of Proxies

        In addition to this solicitation by mail, the officers and employees of the Company, without additional compensation, may solicit proxies in favor of the Proposals, if deemed appropriate, by personal contact, letter, telephone or other means of communication. Brokers, nominees and other custodians and fiduciaries will be requested to forward proxy solicitation material to the beneficial owners of the common shares of the Company where appropriate, and the Company will reimburse them for their reasonable expenses incurred in connection with such transmittals. The costs of solicitation of proxies for the Annual General Meeting will be borne by the Company.

ELECTION OF CLASS III DIRECTORS

(Proposal 1)

General

        The members of the Board of Directors of the Company are elected by the shareholders. The Company’s Bye-laws provide that the Board shall be made up of no more than fifteen directors, the specific number of which shall be determined from time to time by the shareholders of the Company. The shareholders have determined by resolution that the number of directorships shall not be more than nine. The directorships of the Company are divided into three classes, with the members of each class serving three year terms, and the shareholders of the Company electing one class annually. The Board of Directors presently consists of nine members. Proxies cannot be voted for a greater number of persons than the number of the nominees named.

        The Board of Directors has nominated three persons for election at the Annual General Meeting as Class III Directors of the Company to hold office and serve three year terms which will expire in 2010. The three nominees are presently directors of the Company. The terms of the other directors of the Company who are not up for election will continue as set forth below. Each nominee has agreed to his nomination and to serve as a director, if elected. Unless authority is withheld by the shareholder, it is the intention of persons named by American Safety as proxies on its proxy card to vote for the nominees listed. If for any reason any nominee should become unable or unwilling to accept nomination or election, persons voting the proxies will vote for the election of another nominee designated by the Board of Directors. Management of the Company has no reason to believe that any nominee will not serve, if elected.

        Set forth below is information about each nominee for election as a director and each incumbent director whose term of office expires in 2008 or 2009. The ages indicated below are current as of the date hereof.

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 1 TO ELECT ALL THE NOMINEES NAMED BELOW AS CLASS III DIRECTORS.

NOMINEES FOR ELECTION AS CLASS III DIRECTORS FOR THREE-YEAR TERMS EXPIRING IN 2010

Thomas W. Mueller, age 53, has served as a director of the Company since 1986. Mr. Mueller has been vice president of Cardinal Industrial Insulation Co., Inc. in Louisville, Kentucky, since 1975, which is engaged in industrial insulation and asbestos and sound abatement.

        William A. Robbie, age 56, has served as a director of the Company since 2005. Mr. Robbie has provided financial advisory services to the insurance industry through his own firm since 2004. From 2002 to 2004, Mr. Robbie was the Executive Vice President and Chief Financial Officer of Platinum Underwriters Holdings Ltd., a property and casualty reinsurance company in Bermuda. Earlier in 2002, Mr. Robbie held the same position for St. Paul Re. From 1997 to 2002, Mr. Robbie held various positions with XL Capital Ltd. and its subsidiaries including Executive Vice President-Global Financial Services, Senior Vice President –Treasurer, and Executive Vice President, Chief Financial & Administrative Officer of XL Re, Ltd. From 1977 to 1997 Mr. Robbie held executive financial positions with Prudential AARP Operations, Continental Insurance Companies, Monarch Life Insurance and Aetna Life and Casualty. Previously, Mr. Robbie was an auditor with an international public accounting firm for three years. Mr. Robbie is a director of Castlepoint Holdings, Ltd. He is a certified public accountant.

        Jerome D. Weaver, age 52, has served as a director of the Company since 2001. Mr. Weaver has been chief executive officer of Specialty Systems, Inc. in Indianapolis, Indiana since 1996, which is engaged in general construction and asbestos abatement. He has been employed by Specialty Systems, Inc. since 1989.

CONTINUING CLASS I DIRECTORS WHOSE TERMS EXPIRE IN 2008

        David V. Brueggen, age 60, has served as a director of the Company since 1986. Mr. Brueggen is senior vice president of finance of Anson Industries, Inc. in Melrose Park, Illinois, which is engaged in drywall, acoustical and foam insulation contracting. Mr. Brueggen has been employed by Anson Industries, Inc. since 1982. Previously, he was an audit manager with an international public accounting firm for 10 years. Mr. Brueggen is a certified public accountant.

        Stephen R. Crim, age 43, has been a director of the Company since 2002. Mr. Crim became President and Chief Executive Officer of the Company in 2003 and became President of the Company’s insurance and reinsurance operations in 2002. Prior to becoming President and Chief Executive Officer, Mr. Crim was responsible for all of the Company’s underwriting functions since joining the Company in 1990. Previously, Mr. Crim was employed in the underwriting departments of Aetna Casualty and Surety Co. and The Hartford Insurance Co. between 1986 and 1990.

        Lawrence I. Geneen, age 63, has served as a director of the Company since 2003. He is president and owner of an insurance risk management and strategic consulting firm in Scarsdale, New York. From 1999 to 2001, he was executive vice president and chief operating officer of American Management Association in New York, New York, which is engaged in management training and publishing. From 1997 to 1999, Mr. Geneen was a managing director of Marsh & McLennan, Inc. in New York, where he was responsible for global sales and client management leadership in its insurance brokerage business. From 1992 to 1997 he was a managing principal and shareholder of Johnson and Higgins, and from 1974 to 1992 he was employed in a number of executive sales positions and management positions in its insurance brokerage business.

CONTINUING CLASS II DIRECTORS WHOSE TERMS EXPIRE IN 2009

        Cody W. Birdwell, age 54, has served as a director of the Company since 1986 and as Chairman of the Board of Directors since 2004. Mr. Birdwell has been president of Houston Sunbelt Communities, L.C. in Houston, Texas, since 1993, which is engaged in subdivision and mobile home community development and sales.

        Steven L. Groot, age 57, has served as a director of the Company since 2006. Mr. Groot served in various positions at Allstate Insurance Company in Northbrook, Illinois from 1970 to 2002, most recently as President of Direct Distribution and e-Commerce and as a member of its board of directors.

        Frank D. Lackner, age 38, has been a director of the Company since 2004. Mr. Lackner serves as a managing director of Fox-Pitt, Kelton, an investment bank specializing in the financial services industry. From 2001 to 2006, Mr. Lackner served as a managing director with Torsiello Capital Partners LLC in New York, New York, engaged in providing investment banking and financial advisory services to the global insurance and financial services industry. From 1998 to 2001, Mr. Lackner was co-founder and president of RiskContinuum, Inc., an online reinsurance exchange start-up venture established to facilitate reinsurance opportunities for insurance brokers, corporate risk managers, insurance and reinsurance companies, which has ceased operations. From 1993 to 1997, he was a vice president with Insurance Partners L.P., a private equity investment partnership specializing in financial services. From 1992 to 1993, Mr. Lackner was an assistant underwriter with Centre Reinsurance Companies, a subsidiary of Zurich Financial Services, engaged in finite risk reinsurance and insurance transactions. Prior to joining Centre Re, Mr. Lackner was an investment banking analyst in the insurance group at Donaldson, Lufkin & Jenrette Securities Corp. from 1990 to 1992. Mr. Lackner is a director of Greenlight Capital Re, Ltd.

APPOINTMENT OF AUDITORS AND AUTHORIZATION

OF THE AUDIT COMMITTEE TO SET THEIR REMUNERATION

(Proposal 2)

        In accordance with Section 89 of the Bermuda Companies Act, the shareholders of the Company have the authority to appoint the Company’s independent registered public accountants (auditors) and to authorize the Audit Committee to set the auditor’s remuneration. The Audit Committee and the Board of Directors request that the shareholders of the Company reappoint BDO Seidman LLP as the Company’s auditors to serve until the conclusion of the next Annual General Meeting and authorize the Audit Committee to set their remuneration.

        BDO Seidman LLP has served as the Company’s independent auditors since July 26, 2004. A representative of BDO Seidman LLP is expected to attend the Annual General Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions.

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 2 TO RATIFY THE REAPPOINTMENT OF BDO SEIDMAN LLP.

Independent Registered Public Accounting Firm Fees

        The following represents the fees billed to the Company for the two most recent fiscal years by BDO Seidman LLP, the Company’s independent registered public accountant for 2005 and 2006:

                                                     2006                      2005
                                                (in thousands)            (in thousands)
             Audit Fees (1)                                 $493                    $325
             Audit-Related Fees (2)                           72                      --
             Tax Fees                                         --                      --
             All Other Fees                                   --                      --
             Total                                        $  565                    $325
           ______________
(1)	Includes fees for professional services rendered for the audit of the Company’s annual financial statements, review of quarterly financial statements, statutory audits and in 2006, an audit of internal controls over financial reporting as required by Section 404 of the Sarbanes Oxley Act.

(2)	The audit related fees for 2006 were related to BDO’s review of the Company’s registration statement on Form S-1.

        The audit committee of the Company’s Board of Directors considered the provision of non-audit services by BDO Seidman LLP and determined that the provision of such services was consistent with maintaining the independence of such independent registered principal public accounting firm. The audit committee pre-approves all audit and non-audit services provided by BDO Seidman LLP.

INCREASE AUTHORIZED CAPITAL

(Proposal 3)

        Subject to shareholder approval, the Board of Directors adopted a resolution to increase the authorized share capital of the Company from US$200,000 to US$350,000 by the addition of 15,000,000 common shares, par value $0.01 each, thereby increasing the aggregate total number of authorized shares of capital stock, including both preferred stock and Common Stock, from 20,000,000 to 35,000,000. While the proposed increase in the authorized capital shares would affect the number of common shares authorized to be issued, no rights, preferences, powers, qualifications, limitations or restrictions as currently exist for any of the classes of stock will be affected in any way by the proposed increase. No holder of Common Stock has any preemptive right to subscribe to any additional issue of shares of any class or series nor to any security convertible into those shares.

        As of April 5, 2007, there were 10,556,449 common shares issued and outstanding. Of the authorized capital stock, 1,500,000 common shares have been reserved for issuance under the 1998 Incentive Stock Option Plan, as amended (the “Option Plan”), and an additional 100,000 common shares have been reserved for issuance under the 1998 Director Stock Award Plan, as amended (the “Stock Award Plan”). This leaves approximately 3,197,851 shares of authorized but unissued shares available for future use. Should the shareholders approve the proposed 2007 Incentive Stock Plan as described under Proposal 4, an additional 2,000,000 common shares shall be reserved for issuance under the new 2007 Incentive Stock Plan, which would then leave approximately 1,197,851 common shares available for future use.

        The substantial increase in the number of outstanding common shares over the past year mainly is due to the Company’s secondary public offering of 3,680,000 common shares in June and July 2006.

        If the proposed increase of the authorized capital shares is approved by shareholders, additional common shares will be available for general corporate purposes. The Company’s Board of Directors believes that the proposed increase in the authorized number of common shares is necessary to provide the Company with the flexibility to pursue opportunities and, where advantageous, to issue common shares, including, without limitation, to raise additional capital to improve its capital ratios for business and regulatory purposes, in connection with acquisitions or other business combinations, or for other corporate purposes. However, the Company has no current plan, commitment, arrangement, understanding or agreement, oral or written, with respect to the issuance of common shares subsequent to the increase in the number of authorized shares.

        The Company does not foresee any potential negative effect of the proposed increase, except as described below regarding dilution.

_________________

        Unless otherwise required by applicable law or regulation and as stated in this proposal, all authorized but unissued and unreserved common shares will be issuable, without any further authorization by the shareholders, on the terms and for such consideration as the Board of Directors may determine. We do not expect that shareholder approval will be sought, unless required by applicable law, regulation or exchange listing standard as a condition to the issuance of common shares in any particular transaction.

        Any issuance of additional common shares could have the effect of diluting the earnings per share and book value per share of existing Common Stock, and such additional common shares could be used to dilute the share ownership of a person seeking to obtain control of the Company. This proposal to increase the authorized capital shares is not in response to any effort of which the Company is aware to accumulate Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and shareholders.

        It is proposed that at the Annual General Meeting, the shareholders adopt the following resolution:

“RESOLVED, that the authorized share capital of the Company be increased from US$200,000 divided into 15,000,000 common shares, par value $0.01 each and 5,000,000 preferred shares, par value $0.01 each to US$350,000 divided into 30,000,000 common shares, par value $0.01 each and 5,000,000 preferred shares, par value $0.01 each.”

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 3 ADOPTING THE RESOLUTION TO INCREASE THE AUTHORIZED SHARE CAPITAL.

AMERICAN SAFETY INSURANCE HOLDINGS, LTD.

2007 INCENTIVE STOCK PLAN

(Proposal 4)

The Compensation Committee of the Board of Directors adopted and recommended to the Board of Directors the 2007 Incentive Stock Plan (the “Plan”). The Board of Directors has approved the Plan, subject to shareholder approval. The following is a summary of the major provisions of the Plan, including a general discussion of the U.S. federal income tax aspects of the Plan to the Company and the recipients of awards. These U.S. federal income tax aspects are based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder and current judicial and administrative interpretations, all of which are subject to change. This discussion does not address state, local or foreign tax considerations. For a complete description, please read the Plan in its entirety, a copy of which is attached to this Proxy Statement as Appendix A. The Plan is to serve as successor to the Company’s existing 1998 Incentive Stock Option Plan (the “Predecessor Plan”). All outstanding awards under the Predecessor Plan will remain outstanding awards under the Predecessor Plan. Each such outstanding award will continue to be governed by the express terms and conditions of the agreements evidencing such award. No provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such awards under the Predecessor Plan with respect to their acquisition of common shares thereunder. However, no further awards shall be made under the Predecessor Plan following the date upon which the Plan becomes effective, which is dependent upon shareholder approval.

Plan Highlights

•	Plan Limits. The Plan authorizes an aggregate of 2,000,000 shares for grant, subject to anti-dilution adjustments upon the occurrence of certain corporate events. No participant may receive stock options, stock appreciation rights (“SARs”) or other grants of stock in excess of 100,000 shares in any calendar year.

•	Plan Administration. The Plan will be administered by the Compensation Committee of the Board of Directors or such other committee as the Board may designate from time to time. However, any committee administering the Plan is required to be composed entirely of independent directors.

•	Shareholder Approval. Approval of the Company’s shareholders is required for any amendment or modification of the Plan that increases the benefits accrued to participants under the Plan, increases the number of shares available for issuance under the Plan, changes the eligibility requirements under the Plan or certain terms of awards, or is required to be approved by the shareholders under the Internal Revenue Code of 1986, as amended.

•	Minimum Vesting Periods. The Plan contains minimum vesting or holding provisions for awards. Full value awards (such as restricted stock awards) must have a minimum vesting period of three years and all other time based awards must have a minimum three year ratable vesting cycle, with appropriate exceptions for new hires, retirement, death, disability and changes in control. Performance awards are subject to a performance period of no less than two calendar or fiscal years.

•	No Repricing or Discounted Awards. The Plan requires that all options and SARs be granted with an exercise price of not less than fair market value of the Company’s common stock on the date of the grant and prohibits the repricing of any award.

•	No Liberal Share Counting. The Plan prohibits common shares tendered in payment of the exercise price of an option, withheld to satisfy a tax withholding obligation, or repurchased by the Company with option proceeds from being used to increase the number of shares available under the Plan, thereby prohibiting liberal share counting.

Key Features of the Plan

Purpose of the Plan

        The purpose of the Plan is to motivate key executives and employees who contribute to the profitability of the Company and the achievement of its strategic and financial goals. Stock-based awards are granted in order to give these individuals and members of the Board of Directors an ownership interest in the Company and a vested interest in the growth, profitability and success of the Company. The Board of Directors believes that the Plan will enhance the Company’s ability to attract and retain the individuals with exceptional and proven professional, managerial, industry and technical skills necessary to the sustained growth and profitability of the Company.

Comparison with Existing Plan

        The Plan is similar to the existing 1998 Incentive Stock Option Plan in continuing to provide for a variety of stock-based awards available for grant under the Plan to executives and key employees of the Company. The Plan does contain additional provisions designed to enhance the Compensation Committee’s flexibility while providing for certain safeguards, as noted under Plan Highlights.

Administration of the Plan

        The Plan will be administered by the Compensation Committee of the Company’s Board of Directors or such other Board committee as the Board may designate. Any committee administering the Plan is required to be composed entirely of independent directors. The Committee will have the authority and responsibility to interpret, administer and apply the provisions of the Plan. The Committee has the authority to select employees to who awards may be granted, to determine the type of award and the number of shares covered by an award, to set the terms and conditions of the awards, subject to the limitations in the Plan, and to cancel or suspend awards. The Committee may delegate to the Chief Executive Officer the authority to grant awards, and to make any or all determinations reserved to the Committee with respect to awards that have been granted, to any individual who, at the time of such grant or other determination, (a) is not an officer or director of the Company required to file reports under Section 16 of the Securities Exchange Act of 1934, as amended, with respect to Common Stock of the Company and (b) is otherwise eligible to participate in the Plan under its terms.

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Shares Subject to Plan

        A total of 2,000,000 common shares may be issued pursuant to the Plan. The common shares may be authorized but unissued common shares or common shares reacquired by the Company and held in its treasury. Grants of awards under the Plan will reduce the number of common shares available thereunder by the maximum number of common shares obtainable under such grants. If all or any portion of the common shares otherwise subject to any grant under the Plan are not delivered for any reason including, but not limited to, the cancellation, expiration or termination of any option right or unit, the settlement of any award in cash, the forfeiture of any restricted stock, or the repurchase of any common shares by the Company from a participant for the cost of the participant’s investment in the common shares, such number of common shares shall be available again for issuance under the Plan. Common shares tendered (either actually or through attestation) to pay the option exercise price and common shares withheld for the payment of withholding taxes and common shares and other awards repurchased by the Company from a person using proceeds from the exercise of awards by that person shall not return to the share reserve, and the determination of the number of common shares used in connection with stock-settled stock appreciation rights shall be based on the number of common shares with respect to which the rights were based and not just the number of common shares delivered upon settlement. Common shares issued in connection with awards that are assumed, converted or substituted pursuant to a merger or an acquisition shall reduce the share reserve. The number of common shares covered by or specified in the Plan and the number of common shares and the purchase price for common shares under any outstanding awards, may be adjusted proportionately by the Committee for any increase or decrease in the number of issued common shares or any change in the value of the common shares resulting from a subdivision or consolidation of common shares, reorganization, recapitalization, spin-off, payment of stock dividends on the common shares, any other increase or decrease in the number of issued common shares made without receipt of consideration by the Company, or the payment of an extraordinary cash dividend.

Eligibility

        All key employees, active consultants and directors of the Company and its subsidiaries are eligible for awards under the Plan. The approximate number of people eligible for awards under the Plan is 34. The maximum number of common shares with respect to which ISOs, nonqualified stock options and stock appreciation rights may be granted to any one person in any calendar year, shall not exceed 100,000.

Awards

        The Committee may grant awards under the Plan to eligible persons in the form of ISOs, nonqualified stock options, stock grants, stock units, restricted stock, stock appreciation rights and performance shares and units. The Committee has discretion as to the number of shares subject to each grant and the terms thereof, subject to the provisions of the Plan.

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        The exercise price of any option or stock appreciation right shall not be less than the fair market value (as defined in the Plan) of a corresponding number of common shares as of the date of grant. The maximum term on options or stock appreciation rights shall not exceed ten (10) years.

        No more than 1,000,000 of the common shares may be awarded in a form other than options or stock appreciation rights.

        No option may be repriced by amendment, substitution or cancellation and regrant, unless authorized by the shareholders.

        Common shares granted from the Plan may be used as a form of payment for compensation, grants or rights earned or due under other Company plans or arrangements.

Amendment of the Plan

        The Board or the Committee may from time to time suspend, terminate, revise or amend the Plan or the terms of any grant in any respect whatsoever, provided that, without the approval of the shareholders of the Company, no such revision or amendment may increase the number of common shares subject to the Plan, increase the benefits accrued to participants under the Plan, change eligibility requirements or change certain provisions relating to the grants or terms of the awards.

New Plan Benefits

        To date, there have been no grants under the Plan. Any future awards under the Plan will be made at the discretion of the Committee as described above. Consequently, the Company cannot determine, with respect to any particular person or group, the number or value of the awards that will be granted in the future pursuant to the Plan.

Tax Consequences of the Plan

        Generally, under present U.S. federal income tax laws, a grant of a stock option, a stock unit or a share of restricted stock subject to the required risk of forfeiture (within the meaning of Section 83 of the Code) under the Plan should create no federal income tax consequences for a participant or the Company at the time of grant. Generally, the Company will be entitled to tax deductions at the time and to the extent that participants recognize ordinary income.

        Upon exercise of an option, which is not an ISO or an SAR, a participant realizes ordinary income, and the Company may take a tax deduction, equal to the difference between the fair market value of the common shares on the date of exercise and the exercise price of the option or SAR. The Plan permits participants to surrender common shares or to have common shares withheld from the shares otherwise exercisable under the award to satisfy any required withholding tax obligation.

        In the case of ISOs, a participant generally will not realize income on the grant or the exercise of the option and the Company is not entitled to any deduction. If the participant does not dispose of common shares acquired pursuant to the exercise of an ISO within two years of the grant or one year of the exercise, any gain or loss realized on their subsequent disposition will be capital gain or loss, and the Company will not be entitled to a tax deduction. If such holding period requirements are not satisfied, the participant will generally realize ordinary income at the time of disposition in an amount equal to the difference between the fair market value of the common shares on the date of exercise (or, if less, the amount realized upon disposition) and the option price and the Company will be entitled to a tax deduction of equal amount. Any remaining gain is taxed as long or short-term capital gain. However, the amount by which the fair market value of the common shares on the date of exercise exceeds the exercise price is counted in determining the participant’s alternative minimum tax income.

        A participant who receives a grant of a stock unit or a share of restricted stock may make an election under Section 83(b) of the Code (“Section 83(b) Election”) within 30 days of the date of grant. If a Section 83(b) Election is timely made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If a participant does not make a timely Section 83(b) Election, the fair market value of a stock unit at the time it converts to stock and the fair market value of restricted stock at the time the restriction lapses are taxed as ordinary income to the participant.

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        The last reported sales price of the Common Stock on April 5, 2007 was $19.85.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 4 TO APROVE AND ADOPT THE AMERICAN SAFETY INSURANCE HOLDINGS, LTD. 2007 INCENTIVE STOCK PLAN.

Equity Compensation Plan Information

        The following table sets forth information with respect to the equity compensation plans under which equity securities of the Company are authorized for issuance for the year ended December 31, 2006:

                             Number of securities to be       Weighted-average         Number of securities
                               issued upon exercise of        exercise price of       remaining available for
                                outstanding options,        outstanding options,       issuance under equity
        Plan category            warrants and rights         warrants and rights        compensation plans
  Equity compensation
  plans approved by
  security holders (1)                     847,765                      $9.33                    360,627
  Equity compensation
  plans approved by
  security holders (2)                      15,800                        N/A                     39,557
  Total                                    863,565                                               400,184

(1)     Includes securities available for future issuance under the 1998 Incentive Stock Option Plan.
(2)    The 15,800 represents shares actually issued to directors under the 1998 Directors Stock Award Plan.The 39,557 represents the shares available for future awards under the 1998 Directors Stock Award Plan.

                                       13

CORPORATE GOVERNANCE

Meetings and Committees of the Board of Directors

        The Board of Directors of the Company had three meetings and acted by unanimous written consent one time during 2006. All directors attended at least 75% of the meetings of the Board of Directors and the committees thereof on which they served during 2006.

Independence

        The New York Stock Exchange listing standards require listed companies to have a board of directors with at least a majority of independent directors. The Board of Directors has determined that each current director and each nominee for election, with the exception of Mr. Crim (who is currently employed by the Company), qualifies as an independent director. In determining each director’s independence, the Board of Directors did consider that Messrs. Brueggen, Mueller and Birdwell are directors of American Safety Risk Retention Group, Inc. This entity is consolidated with the Company for accounting purposes but, for purposes of independence analysis, is considered an affiliate of the Company rather than a subsidiary of the Company. The Board of Directors has determined that this relationship does not prevent these directors from being considered independent.

Committees of the Board of Directors

        The Board of Directors has established five standing committees: the audit committee, the compensation committee, the executive committee, the finance committee and the nominating and corporate governance committee.

        The audit committee is composed of independent directors and reviews the scope of the Company’s audit, recommends to the shareholders the engagement of the independent registered public accounting firm, and reviews such firm’s reports. The audit committee operates pursuant to a written charter, a copy of which is attached hereto as Appendix B and also available on our website, www.amsafety.com in the “Committee Charting” subsection, under “Corporate Overview” in the “Investor Relations” section. The current members of the audit committee are Messrs. Brueggen, Robbie (chairman) and Weaver. The Board of Directors has determined that each member of the audit committee is financially literate. The Board of Directors has determined that Mr. Robbie is qualified as an “audit committee financial expert” within the meaning of the Securities and Exchange Commission (“SEC”) regulations, and that he, therefore, meets the requirement under the New York Stock Exchange listing standards that at least one member of the audit committee have accounting or related financial management expertise. The audit committee held seven meetings during 2006.

        The compensation committee is comprised of independent directors and recommends to the Board of Directors matters regarding executive compensation and stock options. The compensation committee operates pursuant to a written charter, a copy of which is available on our website, www.amsafety.com in the “Committee Charting” subsection, under “Corporate Overview” in the “Investor Relations” section. The current members of the compensation committee are Messrs. Geneen (chairman), Groot and Lackner. The compensation committee held three meetings during 2006.

        The executive committee exercises the general power and authority of the Board of Directors between meetings of the Board of Directors. The current members of the executive committee are Messrs. Birdwell (chairman), Crim, Mueller and Robbie. The executive committee did not hold any meetings during 2006.

                                       14

        The finance committee is comprised of independent directors and is responsible for recommending portfolio allocations to the Board of Directors, approving the Company’s guidelines that provide standards to ensure portfolio liquidity and safety, approving investment managers and custodians for portfolio assets, and considering other matters regarding the financial affairs of the Company. The current members of the finance committee are Messrs. Birdwell, Lackner (chairman) and Robbie. The finance committee held three meetings during 2006.

        The nominating and corporate governance committee is comprised of independent directors. The committee has as its purposes identifying individuals qualified to become members of the Board of Directors and recommending to the Board of Directors candidates for election or reelection as directors; monitoring and recommending corporate governance and other Board of Directors practices; and overseeing performance reviews of the Board of Directors, its committees and the individual members of the Board of Directors. The committee operates pursuant to a written charter, which is available on our website, www.amsafety.com in the “Committee Charting” subsection, under “Corporate Overview” in the “Investor Relations” section. The current members of the nominating and corporate governance committee are Messrs. Brueggen (chairman), Geneen and Groot. The nominating and corporate governance committee held two meetings in 2006.

        Shareholders may obtain a printed copy without charge of any of the committee charters referenced above upon written request to the Secretary of the Company, 31 Queen Street, Hamilton HM 11, Bermuda.

Executive Sessions

        The independent directors meet in executive sessions, at which only independent directors are present at each meeting of the Board of Directors and as needed. Mr. Birdwell presides over the executive sessions of the Board of Directors.

Board of Directors Attendance at Annual General Meeting

        It is the policy of the Company and the Board of Directors that all directors attend the Annual General Meeting and be available for questions from shareholders, except in the case of unavoidable conflicts. All but one of the Company’s directors attended the 2006 Annual General Meeting of Shareholders.

Shareholder Communications to the Board of Directors

        Shareholders and other parties interested in communicating directly with the Company’s Board of Directors or any individual may contact them by writing c/o the Secretary of the Company, 31 Queen Street, Hamilton HM 11, Bermuda. The Secretary will receive the correspondence and forward it to the individual director or directors to whom the correspondence is directed or the chairman of the nominating and corporate governance committee. The Secretary will not forward any correspondence that is unduly hostile, threatening, illegal, not reasonably related to the Company or its business or similarly inappropriate correspondence.

                                       15

Consideration of Director Nominees

        The nominating and corporate governance committee has been delegated the task of seeking qualified candidates for directors and evaluating and recommending for subsequent ratification by the Board of Directors for nomination candidates for election or reelection as directors.

        With respect to the committee’s evaluation of director nominee candidates, the committee has no formal requirements or minimum standards for the individuals that it nominates. The committee evaluates each candidate for nomination to election to the Board of Directors based on certain minimum requisite qualifications set forth by the Board of Directors. Some factors that the committee generally views as relevant and is likely to consider in its evaluation of candidates include, but are not limited to:

        •         Career experience, particularly experience germane to the Company's business;

        •         Personal and professional ethics;

        •         Expertise that may serve the Company and complement the expertise of other Board of Directors members;

        •         Ability to devote significant time and effort to Board of Directors and Board of Directors committee responsibilities;

        •         Whether the candidate is independent; and

        •         Whether a candidate is financially literate or an "audit committee financial expert" (as defined by the SEC)

.

        The committee does not assign a particular weight to these individual factors. Rather, the committee looks for a mix of factors, when considered in combination with the expertise and credentials of the other candidates and the existing Board of Directors that will provide shareholders with an experienced and diverse Board of Directors.

        With respect to the identification of nominee candidates, the committee does not have a formalized process. Instead, its members and the senior management of the Company generally recommend candidates of whom they are aware personally or by reputation. The Company historically has not utilized a recruiting firm to assist in the process, but may do so in the future.

        The nominating and corporate governance committee welcomes recommendations from shareholders. The nominating and corporate governance committee evaluates a candidate for director recommended by a shareholder in the same manner that the committee evaluates a candidate recommended by other means. In order to make a recommendation, the nominating and corporate governance committee asks that a shareholder send the nominating and corporate governance committee:

        •         A resume for the candidate, detailing the candidate's work experience and credentials;

        •         A written confirmation from the candidate that he or she (1) would like to be considered as a candidate and would serve if nominated and elected, (2) consents to the disclosure of his or her name, (3) is, or is not, "independent" as that term is defined in the charter of the nominating and corporate governance committee, and (4) has no plans to change or influence the control of the Company;

                                       16

        •         The name of the recommending shareholder as it appears in the Company's books, the number of shares that are owned by that shareholder and written confirmation that the shareholder consents to the disclosure of his or her name. (If the recommending person is not a shareholder of record, he or she should provide proof of share ownership);

        •         Personal and professional references, including contact information; and

        •         Any other information relating to the candidate required to be disclosed in a proxy statement for election of directors under Regulation 14A of the Securities Exchange Act of 1934 (the "Exchange Act").

        This information should be sent to the nominating and corporate governance committee, c/o Secretary, American Safety Insurance Holdings, Ltd., 31 Queen Street, Hamilton HM 11, Bermuda, who will forward the information to the chairman of the committee. In order to be considered at the 2008 Annual General Meeting of Shareholders, the Secretary must receive this information by December 31, 2007.

        In addition to the procedures described above for recommending prospective nominees, shareholders may directly nominate directors for consideration at the Annual General Meeting of Shareholders.

                                       17

Director Compensation

                                                   DIRECTORS COMPENSATION TABLE

-------------------------- -------------- ------------ ----------- ---------------- ----------------- ----------------- ------------
                                                                                      Change in
                                                                                       Pension
                              Fees                                                    Value and
                             Earned                                                  Nonqualified
                              or                                    Non-Equity         Deferred
                             Paid In        Stock       Option    Incentive Plan     Compensation       All Other
                              Cash         Awards       Awards     Compensation        Earnings        Compensation       Total
          Name                ($) (1)       ($) (2)       ($)            ($)              ($)               ($)             ($)
  -------------------------- -------------- ------------ ----------- ---------------- ----------------- ----------------- ------------
    Cody W. Birdwell              25,000       30,711           -                -                 -                 -       55,711
  -------------------------- -------------- ------------ ----------- ---------------- ----------------- ----------------- ------------
    David V. Brueggen             18,500       30,711           -                -                 -                 -       49,211
  -------------------------- -------------- ------------ ----------- ---------------- ----------------- ----------------- ------------
   Stephen R. Crim (3)                 -            -           -                -                 -                 -            -
  -------------------------- -------------- ------------ ----------- ---------------- ----------------- ----------------- ------------
   Lawrence I. Geneen             16,500       30,711           -                -                 -                 -       47,211
  -------------------------- -------------- ------------ ----------- ---------------- ----------------- ----------------- ------------
     Steven L. Groot               6,000            0           -                -                 -                 -        6,000
  -------------------------- -------------- ------------ ----------- ---------------- ----------------- ----------------- ------------
    Frank D. Lackner              17,500       30,711           -                -                 -                 -       48,211
 ------------------------- -------------- ------------ ----------- ---------------- ----------------- ----------------- ------------
 William A. Mauldin (4)            5,000       30,711           -                -                 -                 -       35,711
-------------------------- -------------- ------------ ----------- ---------------- ----------------- ----------------- ------------
    Thomas W. Mueller             14,000       30,711           -                -                 -                 -       44,711
-------------------------- -------------- ------------ ----------- ---------------- ----------------- ----------------- ------------
    William A. Robbie             32,000       30,711           -                -                 -                 -       62,711
-------------------------- -------------- ------------ ----------- ---------------- ----------------- ----------------- ------------
    Jerome D. Weaver              15,000       30,711           -                -                 -                 -       45,711
-------------------------- -------------- ------------ ----------- ---------------- ----------------- ----------------- ------------

(1)     These amounts represent all fees earned for service as a director during 2006. The non-employee directors received the following compensation for their services as a director. The directors’ compensation is subject to change from time to time.

•	Annual Retainer Fee- Each non-employee director is paid in the form of common shares of the Company having a fair market value of $30,000 (or a pro rata portion thereof for less than a full year’s service) on the date of issuance.
•	Retainer Fees for Committee Chairs- The annual cash retainer for (i) the Chairman of the Board is $10,000; (ii) the Audit Committee Chairman is $10,000; and (iii) the Chairman of any committee, other than the Audit Committee, is $2,500.
•	Meeting Fees — Each non-employee director receives a meeting fee of $1,000 per day for which a meeting(s) is attended in person and a meeting fee of $500 per day in which a meeting(s) is attended by telephone.
•	Travel Compensation — Each non-employee director receives travel compensation of $1,000 for their travel time to any meeting requested by the Company in which they are present in person. Travel Compensation is not paid for attendance at a meeting not requiring travel.
•	Expense Reimbursement — The directors are reimbursed for their expenses incurred in connection with travel to any Board and/or Committee meeting, including airfare, lodging and meals and incidentals. Directors are also reimbursed for fees and costs associated with board education or professional development.

(2)     “Stock Awards” dollar amount is calculated by using fair market value of the awards on June 27, 2006. The aggregate number of common shares issued was 15,800.
(3)     Mr. Crim is the Chief Executive Officer of the Company and receives no additional compensation as a director of the Company.
(4)     Mr. Mauldin resigned as a director in July 2006.

                                       18

Code of Business Conduct and Ethics

        The Board of Directors has approved a Code of Business Conduct and Ethics in accordance with rules of the SEC and the New York Stock Exchange listing standards applicable to all directors, officers and employees, including the principal executive officers, principal financial officers, principal and senior accounting officers or controller, or persons performing similar functions. The Code of Business Conduct and Ethics is intended to provide guidance to directors and management to assure compliance with law and promote ethical behavior. The Company’s Code of Business Conduct and Ethics is available on our website, www.amsafety.com in the “Governance Documents” subsection, under “Corporate Overview” in the “Investor Relations” section. Shareholders may request a printed copy of the Code of Business Conduct and Ethics upon written request to the Secretary of the Company, 31 Queen Street, Hamilton HM 11 Bermuda.

Corporate Governance Guidelines

        The Company is committed to having sound corporate governance practices, and the Board of Directors has adopted Corporate Governance Guidelines that provide a framework for the governance of the Company. The Board of Directors reviews these guidelines periodically and monitors developments in the area of corporate governance. Corporate Governance Guidelines are available on our website, www.amsafety.com in the “Governance Documents” subsection, under “Corporate Overview” in the “Investor Relations” section. Shareholders may request a printed copy without charge upon written request to the Secretary of the Company, 31 Queen Street, Hamilton HM 11 Bermuda.

Executive Officers

        The following summarizes the business experience over the last five years of the Company’s executive officers, other than Mr. Crim, whose business experience is described above in the section entitled “Continuing Class I Directors Whose Terms Expire in 2008.”

        Thomas M. Callahan, age 43, has served as Senior Vice President of the Company since 2006. Mr. Callahan has over 20 years of experience in the reinsurance industry. Prior to joining the Company, Mr. Callahan was Facultative Manager for Odyssey Re from 2001 to 2006 and oversaw the planning and execution of the national marketing strategy for the company’s primary facultative reinsurance unit. He was previously Vice President and Treaty Account Executive for PXRE Corp. from 1999 to 2001, and has served as Branch Manager and Senior Underwriter for Swiss Re America Corp.‘s New York City office from 1996 to 1999. He has also worked as an underwriter for both American Re Corp. and Chubb Insurance Company.

        Randolph L. Hutto, age 58, has served as General Counsel and Secretary of the Company since September 2006. Prior to joining the Company, Mr. Hutto served as Executive Vice President, General Counsel and Secretary of NDC Health Corporation, a New York Stock Exchange-listed health care claims processing and information management company, from April 2004 to January 2006 and as Executive Vice President and Chief Financial Officer from November 2000 to April 2004.

        Steven B. Mathis, age 39, has served as Vice President — Planning and Treasurer since November 2005. Previously, he served as Chief Financial Officer of the Company from August 1998 to November 2005. He also served as the Company’s Controller from 1992 to 1998. Mr. Mathis has over 17 years accounting experience in the insurance industry, having held accounting positions with American Insurance Managers, Inc. and American Security Group.

                                       19

        Joseph D. Scollo, Jr., age 43, has served as Executive Vice President and Chief Operating Officer of the Company since January 2006. Mr. Scollo served as Executive Vice President of the Company since January 2003 and served as Senior Vice President — Operations from 1998. Previously, Mr. Scollo served as Senior Vice President — Operations of United Coastal Insurance Company, New Britain, Connecticut since 1989. Mr. Scollo has over 18 years of experience in the insurance industry. Mr. Scollo holds a certified public accountant certificate.

        William C. Tepe, age 49, has served as Chief Financial Officer of the Company since November 2005. Mr. Tepe has over 25 years of experience in accounting, financial reporting, financial planning and corporate development. Prior to joining the Company, Mr. Tepe was the Chief Financial Officer for GAB Robins Inc., an international insurance claims management and adjusting company from 2000 until 2005. Mr. Tepe also has been employed in senior financial reporting and accounting positions within major property and casualty insurance companies such as W. R. Berkley Corp. and USF&G Corporation. Mr. Tepe is a certified public accountant.

                                       20

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        Compensation Committee. As described on page 13 of this proxy statement, we have a Compensation Committee of the Board of Directors (the “Committee”) that consists of Messrs. Geneen, Groot and Lackner. The Committee operates pursuant to a written charter, which is available on our website, www.amsafety.com. The charter is reviewed annually by the Committee. The Board of Directors has determined that the members of the Committee are “non-employee directors” (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended), “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code) and “independent directors” (within the standards set forth by the New York Stock Exchange). In addition, no Committee member is a current or former employee of the Company or any of its subsidiaries. Generally, the Committee is responsible for recommending to the Board of Directors matters regarding executive compensation. The Committee generally meets semi-annually, and on an as-needed basis.

        General Philosophy. We compensate our senior management through a combination of base salary, bonus and equity compensation that we design to be competitive with comparable employers and to align our management’s incentives with the long-term interests of our shareholders. The purpose of our compensation program is to develop and implement a fair, consistent and competitive program, which will attract, motivate and retain highly qualified talent. The Committee views the compensation program as a management tool that, through the setting of goals and objectives, encourages management to achieve or exceed the Company’s business objectives. We then determine what level, if any, of equity compensation is appropriate. At the senior management level, we design incentive compensation to reward company-wide performance by tying awards to the achievement of goals and objectives which relate to (i) our performance in such areas as return on equity, (ii) individual performance and (iii) business unit performance, as discussed below under Annual Cash Bonuses and Equity Compensation. The compensation for each of our named executive officers (“NEOs”) consists of a base salary, an annual bonus, stock options, health insurance and other benefits.

        Committee Process. The Committee designs, evaluates and approves our executive compensation plans, policies and programs. The Committee annually reviews and evaluates the goals and objectives relevant to the compensation of our NEOs and annually evaluates the performance of our Chief Executive Officer in light of those goals and objectives. In addition, the Committee reviews and approves compensation levels and compensation awards for our other NEOs recommended by the Chief Executive Officer, who reviews individual and corporate performance for the other NEOs and makes recommendations to the Committee. These recommendations are generally approved. In all cases, however, the Committee is an active participant in establishing the goals for bonuses.

        The Committee also administers our equity-based compensation plan, although it has delegated to our Chief Executive Officer the authority to make limited awards to newly-hired executives and other key employees as necessary or appropriate to attract and retain highly qualified individuals to the Company. The Committee is authorized to retain experts, consultants and other advisors to aid in the discharge of its duties. The Committee reports regularly to the Board of Directors on matters relating to the Committee’s responsibilities, and it is common for all of our non-employee directors to attend Committee meetings. The Committee follows regulatory and legislative developments and considers corporate governance best practices in performing its duties.

                                       21

        Targeted Overall Compensation. With respect to Stephen R. Crim, our President and Chief Executive Officer, we considered Mr. Crim’s responsibilities and his contributions to the Company’s operating results during his tenure in establishing his targeted overall compensation for 2006. Although we do take into consideration compensation levels at similar or peer companies, we do not perform a formal survey of those levels nor do we retain a compensation consultant to advise us. Given our size and what we consider modest levels of compensation, we do not believe that the benefits of these processes justify the cost. Rather we subjectively assess the appropriate areas of compensation levels. We follow a similar process when establishing targeted compensation for our other NEOs, Joseph D. Scollo, Jr., our Executive Vice President and Chief Operating Officer, William C. Tepe, our Chief Financial Officer, Randolph Hutto, our General Counsel and Secretary and Steven B. Mathis, our Vice President-Planning and Treasurer. The Chief Executive Officer reviews the other NEO’s performance and makes compensation recommendations to the Committee, which are reviewed by the Committee in light of the overall compensation.

        Base Salaries. The base salaries for our non-NEO officers during the year ended December 31, 2006, were established by contract in the case of Messrs. Crim, Scollo and Tepe and by considering the performance and contribution of each of the other NEOs to the Company and to that officer’s business responsibilities, as applicable. These amounts reflect levels that we concluded were appropriate based on our general experience. Our base salaries are intended to be competitive with base salaries paid by other similar insurance companies to executives with similar qualifications, experience and responsibilities, although we do not follow a formal practice in this regard. The Committee periodically discusses salary recommendations with the Chief Executive Officer with regard to other Company executive officers. These salary recommendations are generally based on an evaluation of the individual’s performance of the position held, the Company’s operating results, and the individual’s contribution to the Company’s operating results.

        The compensation of our Chief Executive Officer, Stephen R. Crim, Executive Vice President and Chief Operating Officer, Joseph D. Scollo, Jr., and Chief Financial Officer, William C. Tepe, are governed primarily by employment agreements, the material terms of which are described below under Employment Agreements. Mr. Crim’s employment agreement provides for a base salary in 2006 of $380,000 and in 2007 of $400,000. Mr. Scollo’s employment agreement, and amendments thereto, provide for a base salary in 2006 of $325,000 and in 2007 of $345,000. Mr. Tepe’s employment agreement provides for a base salary of $300,000 in each of 2006 and 2007, and provides that he is eligible for a merit increase at each annual performance evaluation, beginning April 1, 2007.

        Compensation, including base salary and bonus opportunity, for Mr. Mathis was based on a determination by the Chief Executive Officer, discussed with and approved by the Committee. Mr. Hutto’s compensation was set during the negotiations between the Chief Executive Officer and Mr. Hutto concerning his joining the Company based upon market levels for comparable positions. Mr. Hutto’s compensation was approved by the Committee, acting on the recommendation of the Chief Executive Officer.

        Annual Cash Bonuses. In addition to base salary, each NEO is eligible for an annual bonus and a stock option bonus, as discussed below, under the Company’s Incentive Compensation Plan (the “Bonus Plan”). Pursuant to the Bonus Plan, participants are separated into 5 groups and the eligible bonus range target and maximum are determined by group. All Company employees are eligible for cash bonuses. All NEOs are within Group 1 (Crim, Scollo, Tepe) or Group 2 (Hutto and Mathis). The Bonus Plan is administered by our Human Resources Department, with input from the Chief Executive Officer and the Committee. The Bonus Plan is established each year and bonus awards under the Bonus Plan are based on the achievement of goals and objectives established by the Committee which relate to (i) our performance in such areas as return on equity, (ii) individual performance and (iii) business unit performance. As management responsibility increases, the bonus potential increases and goals and objectives are more heavily weighted toward overall Company performance. The goals and objectives were established by the Committee in January 2006 and consisted primarily of targets for profitability, return on equity, strategic planning and operational efficiency. The Committee established goals and objectives for 2007 in January 2007. These goals and objectives for 2007 are similar to those established for 2006, with components for return on equity, strategic planning and realization of certain operational efficiencies.

                                       22

        Pursuant to their employment agreements, Messrs. Crim, Scollo and Tepe are entitled to receive a yearly bonus, in an amount to be determined by the Board of Directors, of 0% to 75% of their base salaries pursuant to the Bonus Plan. For the year ended December 31, 2006, Messrs. Crim, Scollo and Tepe received bonuses in the amount of $150,000, $130,000 and $120,000, respectively.

        Bonus awards to Messrs. Hutto and Mathis were based upon recommendations by the Chief Executive Officer as to Mr. Hutto and the Chief Financial Officer as to Mr. Mathis which were reviewed and approved by the Committee. Messrs. Hutto and Mathis received bonuses in the amount of $33,750 and $38,303, respectively.

        Equity Compensation. The Committee believes strongly that equity-based awards are an integral part of total compensation for employees with significant responsibility for our long-term results. Incentive stock options and nonqualified stock options that are tied to corporate performance provide an effective means of delivering incentive compensation and also encourage stock ownership on the part of management. As part of our compensation program, each NEO is eligible for a stock option bonus pursuant to the Company’s 1998 Incentive Compensation Plan (the “Incentive Compensation Plan”).

        The Incentive Compensation Plan was approved by our shareholders in 1998. The Incentive Compensation Plan is intended to further the interests of the Company and its shareholders by attracting, retaining and motivating officers, employees, consultants and advisors to participate in the long-term development of the Company through stock ownership. The Incentive Compensation Plan defines the incentive arrangements for eligible participants and authorizes the granting of incentive stock options and nonqualified options, which may be made subject to the discretion of the Committee and, for annual awards, are generally made in conjunction with the achievement of the goals and objectives detailed in the Bonus Plan as discussed above. The Committee is authorized to determine the terms and conditions of all option grants, subject to the limitations set forth in the Incentive Compensation Plan. In accordance with the terms of the Incentive Compensation Plan, the option price per share will not be less than the fair market value of the common shares on the date of grant, the term of any options granted may be no longer than ten years and there may or may not be a vesting period before any recipient may exercise any of those options. The rights of recipients receiving these stock options generally vest equally over three years, beginning with the first anniversary date of grant, and expiring ten years from the date of grant. However, in some instances, particularly with initial option grants to new key employees, the options vest 100% on the fifth anniversary of the grant date.

                                       23

        In accordance with the Incentive Compensation Plan, the Committee also made incentive awards of stock options to certain members of management who were offered employment with us during 2006. Mr. Hutto received a grant of 10,000 shares, vesting 100% on the fifth anniversary of the date of grant, subject to acceleration in the event of a change in control. As of the date of grant, this award was valued at $97,600, which was calculated based on fair market value.

        With the exception of significant promotions and new hires, we generally make these types of awards at the January meeting of the Committee each year following the availability of the financial results for the prior year. The 2006 grant awards discussed below were made at the Committee’s meeting of January 22, 2006. This timing was selected because it enables us to consider the Company’s prior year performance and the performance of the potential recipients and our expectations for future years. The Committee’s schedule is determined several months in advance, and the proximity of any awards to earnings announcements or other market events is coincidental. For the year ended December 31, 2006, 80,000 total options, valued at $752,720 (calculated by using fair market value on date of grant), were granted pursuant to the Incentive Compensation Plan.

        Pursuant to his employment agreement, Mr. Crim is eligible to participate in all Company stock option plans and is entitled to receive 20% of the total number of options granted each year by the Board of Directors under the Incentive Compensation Plan. The options will vest over a period of time set by the Board of Directors, generally ratably over a three year period. Mr. Scollo’s employment agreement also contains a similar provision, such that Mr. Scollo is eligible to participate in all Company stock option plans and is entitled to receive 15% of the total number of options granted each year by the Board of Directors under the Incentive Compensation Plan. In 2006, Mr. Crim and Mr. Scollo were granted options valued at $91,000 and $68,250, respectively. These grants were made on March 15, 2006 at an exercise price of $16.40 per share and vest ratably over three years. Mr. Tepe’s employment agreement also provides that Mr. Tepe is eligible to participate in all Company stock option plans, but does not specify a percentage of options he is entitled to receive.

        On September 6, 2006, Mr. Hutto received a grant of 10,000 shares under the Incentive Compensation Plan, valued at $97,600, in connection with his initial employment by the Company. The exercise price is $17.80 per share and the options vest 100% on the fifth anniversary of the date of grant. In the event of a change in control, the vesting of the option award to Mr. Hutto is accelerated.

        As a part of his overall compensation package, Mr. Mathis received an annual grant with respect to 3,000 shares, under the Incentive Compensation Plan valued at $27,300. This award has an exercise price of $16.40 per share and vests ratably over a three year period.

        Severance Benefits. We believe that companies should provide reasonable severance benefits to certain of their employees. With respect to senior management, these severance benefits should reflect the fact that it may be difficult for employees to find comparable employment within a short period of time. They should also disentangle the Company from the former employee as soon as possible. We do not have a general severance plan in place but for certain of our NEOs, severance benefits are outlined their respective employment agreement, as detailed in the section entitled “Potential Payments Upon Termination or Change-In-Control.”

                                       24

        Retirement Plans The Company offers its employees a “safe harbor 401(k) plan” (the 401(k) Plan”). All employees are eligible to participate in the 401(k) Plan. Participants in the 401(k) Plan may elect to defer up to 92% of their compensation each year in lieu of receiving such amount in cash. However, a participant’s total deferral each year is subject to dollar limitations that are set by law. For 2006 the limit was $15,000. This limit may be increased after 2006 for cost of living changes. In addition, participants over age 50 may elect to defer additional amounts, referred to as catch-up contributions, up to $5,000 in 2006. In order to maintain the safe harbor status of the 401(k) Plan, the Company contributes the total amount of each participant’s salary deferrals each Plan Year and makes a safe harbor matching contribution equal to 100% of the participant’s salary deferrals that do not exceed 3% of the participant’s compensation and 50% of the amount between 3% and 5% of the compensation. A participant is always 100% vested in amounts attributable to his or her salary deferrals. Matching contributions vest 20% per year of service beginning with the second year of service with the Company.

    Change-in-Control.        The Incentive Compensation Plan provides for the immediate vesting of all options in the event of a change-in-control of the Company. However the Company has no change in control program in place and none of the current employment agreements with senior executives provide for any separate benefits in connection with a change-in-control.

        Perquisites and Other Benefits. The Committee annually reviews the perquisites that senior management receives. The primary perquisites for senior management are the payment of a monthly car allowance and the payment of annual insurance premiums. The Committee believes that these perquisites are modest and appropriate.

        Senior management also participates in the Company’s other benefit plans on the same terms as other employees. These plans include medical and dental insurance and life insurance.

        The value of perquisites and other benefits received by our NEOs for 2006 are shown in the Summary Compensation Table under the heading of “All Other Compensation.”

        Stock Ownership Guidelines. The Company does not have established stock ownership guidelines for any of its officers. The Company believes that its Incentive Compensation Plan awards sufficiently align the interests of its officers with those of its shareholders.

        Employment Agreements. Stephen R. Crim is employed by the Company as its Chief Executive Officer pursuant to an employment agreement dated March 21, 2005. The term of Mr. Crim’s employment agreement commenced on January 1, 2005 and will continue through December 31, 2007, unless sooner terminated as provided under the employment agreement. The employment agreement provides for an initial base salary for Mr. Crim in 2005 of $360,000, in 2006 of $380,000 and in 2007 of $400,000. In addition Mr. Crim is entitled to receive a yearly bonus, in an amount to be determined by the Board of Directors, of 0% to 75% of his base salary pursuant to the Company’s Bonus Plan. Mr. Crim is eligible to participate in all Company stock option plans and is entitled to receive 20% of the total number of options granted each year by the Board of Directors under the Incentive Compensation Plan. The options will vest over a period of time set by the Board of Directors. The agreement provides for a monthly automobile allowance of $1,000 and up to $20,000 per year in reimbursement of the premium cost of a universal life insurance policy or other mutually agreeable similar instrument on Mr. Crim’s life. The agreement further provides that Mr. Crim will be entitled to the same perquisites and fringe benefits on a basis no less favorable than any other senior executive of the Company.

                                       25

        Joseph D. Scollo, Jr. is employed by the Company as its Executive Vice President and Chief Operating Officer pursuant to an employment agreement dated March 21, 2005, as subsequently amended on January 1, 2006 and January 1, 2007. The term of Mr. Scollo’s employment agreement commenced on January 1, 2005 and will continue through December 31, 2007, unless sooner terminated as provided by the employment agreement. Mr. Scollo’s original employment agreement provides for an initial base salary in 2005 of $270,000, in 2006 of $300,000 and in 2007 of $300,000. The agreement was amended on January 1, 2006 to reflect a change in Mr. Scollo’s title and also to reflect an increase in base salary for 2006 and 2007 to $325,000. Mr. Scollo’s increase in salary reflected the additional duties and responsibilities of Mr. Scollo after his promotion to Executive Vice President and Chief Operating Officer effective January 1, 2006. The agreement was subsequently amended on January 1, 2007 to increase Mr. Scollo’s 2007 base salary to $345,000 in order to reflect additional duties, including undertaking responsibility for the Company’s reinsurance operations, as to which Mr. Scollo assumed responsibility in 2006. In addition, Mr. Scollo is entitled to receive a yearly bonus, in an amount to be determined by the Board of Directors, of 0% to 75% of his base salary pursuant to the Company’s Bonus Plan. Mr. Scollo is eligible to participate in all Company stock option plans and is required to receive 15% of the total number of options granted each year by the Board of Directors under the Incentive Compensation Plan. The options will vest over a period of time set by the Board of Directors, generally three years. The agreement provides for a monthly automobile allowance of $750 and up to $15,000 per year in reimbursement of the premium cost of a universal life insurance policy or other mutually agreeable similar instrument on Mr. Scollo’s life. The agreement further provides that Mr. Scollo will be entitled to the same perquisites and fringe benefits on a basis no less favorable than any other senior executive of the Company.

        William C. Tepe is employed by the Company as its Chief Financial Officer pursuant to an employment agreement dated November 14, 2005. The term of Mr. Tepe’s employment agreement commenced on November 14, 2005 and will continue through December 31, 2007, unless sooner terminated as provided by the employment agreement. Under the agreement, the Company will pay Mr. Tepe an initially salary of $300,000 per year, which may be increased pursuant to a merit increase at each annual performance evaluation, beginning April 1, 2007. Mr. Tepe received a bonus in a fixed amount of $100,000 for the fiscal year ending December 31, 2005. Thereafter, Mr. Tepe is eligible to receive an annual bonus in such amount, from 0% to 75% of his base salary, as determined by the Company’s Bonus Plan as established each year by the Board of Directors of the Company. On his initial date of employment, Mr. Tepe received a grant of 25,000 stock options with such grant vesting 100% on the fifth anniversary of the date of grant, but which will fully vest in the event of a sale of the Company. Under the agreement, Mr. Tepe is also eligible to participate in other long-term incentive award programs of the Company on a basis generally consistent with other employees of the Company. The agreement further provides that Mr. Tepe will be entitled to the same perquisites and fringe benefits on a basis no less favorable than any other senior executive of the Company.

        Each of the respective employment agreements provide for certain termination provisions for Messrs. Crim, Scollo and Tepe, which are further discussed in the section entitled “Potential Payments Upon Termination or Change-In-Control.”

                                       26

Executive Compensation

        The following table sets forth information regarding the annual compensation paid to the Chief Executive Officer, Chief Financial Officer and the three other executive officers of the Company who received a combined salary and bonus in excess of $100,000 (the “Named Executive Officers”) for services rendered to the Company during the year ended December 31, 2006:

SUMMARY COMPENSATION TABLE

---------------------- --------- ------------ ---------- -------- ----------- --------------- --------------- --------------- -----------

                                                                                                  Change in
                                                                                                   Pension
                                                                                                 Value and
                                                                                 Non-Equity    Non-Qualified
                                                                                 Incentive        Deferred
      Name and                                            Stock     Option         Plan        Compensation     All Other
      Principal                    Salary       Bonus    Awards     Awards     Compensation      Earnings      Compensation     Total
      Position           Year        ($)         ($)       ($)     ($) (1)         ($)             ($)             ($)           ($)

         (a)             (b)         (c)         (d)       (e)       (f)           (g)             (h)           (i) (2)         (j)
---------------------- --------- ------------ ---------- -------- ----------- --------------- --------------- --------------- -----------
   Stephen R. Crim       2006        380,000    150,000        -      91,000               -               -          41,742     662,742
    CEO/President
---------------------- --------- ------------ ---------- -------- ----------- --------------- --------------- --------------- -----------
Joseph D. Scollo, Jr.    2006        325,000    130,000        -      68,250               -               -          33,277     556,527
    COO/Exec. VP
---------------------- --------- ------------ ---------- -------- ----------- --------------- --------------- --------------- -----------
   William C. Tepe       2006        300,000    120,000        -           -               -               -          17,966     437,966
         CFO
---------------------- --------- ------------ ---------- -------- ----------- --------------- --------------- --------------- -----------
 Randolph Hutto (3)      2006         96,730     33,750        -      97,600               -               -               -     228,080
  Secretary/General
       Counsel
---------------------- --------- ------------ ---------- -------- ----------- --------------- --------------- --------------- -----------
  Steven B. Mathis       2006        178,938     38,303        -      27,300               -               -          15,292     259,833
   VP - Planning &
      Treasurer
---------------------- --------- ------------ ---------- -------- ----------- --------------- --------------- --------------- -----------

(1)     “Option Awards” dollar amount is calculated by using the fair market value of the option on the date of grant as described in Note 13 to the Consolidated Financial Statements in the Company’s Annual Report to Shareholders as of December 31, 2006.

(2)     “All Other Compensation” includes amounts paid for car allowances, the Company’s contribution to each individual’s 401(k) plan, amounts expended for annual insurance premiums, and amounts for spouses’ air travel. The specific components are shown in the table below:

         ---------------------------- ------------ ------------ ----------------- ----------
           Named Executive Officer        Car        401(k)         Payments for    Spousal
                                                                      Annual         Air
                                       Allowance   Contributions     Insurance      Travel
                                          ($)          ($)          Premiums ($)       ($)
         ---------------------------- ------------ ------------ ----------------- ----------
               Stephen R. Crim           12,000        8,800            20,000     942.10
         ---------------------------- ------------ ------------ ----------------- ----------
         ---------------------------- ------------ ------------ ----------------- ----------
            Joseph D. Scollo, Jr.         9,000        8,800            15,000     477.25
         ---------------------------- ------------ ------------ ----------------- ----------
               William C. Tepe            8,400        8,800                 -     766.35
         ---------------------------- ------------ ------------ ----------------- ----------
              Steven B. Mathis            6,000        8,800                 -     492.25
         ---------------------------- ------------ ------------ ----------------- ----------

(2)     Mr. Hutto joined the Company in September 2006.

Grants of Plan-Based Awards

        The were no grants of plan-based awards to any NEOs, including any awards that have subsequently been transferred during the fiscal year ended December 31, 2006.

                                       27

Outstanding Equity Awards at Year End

        The following table sets forth the outstanding option and stock awards held by the NEOs as of December 31, 2006:

                                                OUTSTANDING EQUITY AWARDS AT YEAR END
--------------------- ------------- ------------- ------------- --------- ----------- ------------ ------------ ----------- -----------
                                              Option Awards                                             Stock Awards
--------------------- ------------- ------------- ------------ ---------- ----------- ------------ ------------ ----------- -----------
                                                                                                                              Equity
                                                                                                                            Incentive
                                                                                                                  Equity       Plan
                                                                                                                 Incentive    Awards:
                                                                                                                     Plan     Market or
                                                    Equity                                                        Awards:      Payout
                                                   Incentive                                                      Number      Value
                                                    Plan                                                           of          of
                                                   Awards:                                           Market      Unearned    Unearned
                          Number        Number       Number                              Number      Value of      Shares      Shares
                            of            of          of                                of Shares    of Shares    Units or    Units or
                       Securities    Securities   Securities                           or Units     or Units      Other       Other
                       Underlying    Underlying   Underlying                            of Stock     of Stock      Rights      Rights
                      Unexercised   Unexercised   Unexercised                           That Have    That Have   That Have   That Have
                        Options       Options      Unearned     Option      Option        Not          Not         Not         Not
                          (#)           (#)         Options     Exercise   Expiration    Vested       Vested       Vested      Vested
        Name          Exercisable   Unexercisable     (#)        Price       Date         (#)          ($)         (#)         ($)
        (a)               (b)           (c)           (d)         (e)        (f)          (g)          (h)         (i)         (j)
--------------------- ------------- ------------- ------------ ---------- ----------- ------------ ------------ ----------- -----------
Stephen R. Crim         25,000 (1)             -                   11.00     2/12/08
CEO/President           35,000 (1)             -                    9.50     2/12/09
                        23,000 (1)             -                    6.00     6/23/10
                        20,000 (1)             -                    8.85     1/18/12
                        12,000 (1)             -                    6.75     1/30/13
                                -     95,000 (2)                    8.57     6/19/13
                        12,000 (1)        6,000                    13.67     1/21/14
                                -     10,000 (1)                   16.40     3/15/16
--------------------- ------------- ------------- ------------ ---------- ----------- ------------ ------------ ----------- -----------
Joseph D. Scollo,       10,000 (1)             -                   11.00     2/12/08
Jr.
COO/Exec. VP            10,000 (1)             -                    9.50     2/12/09
                         7,000 (1)             -                    6.00     6/23/10
                        12,000 (1)             -                    8.85     1/18/12
                        11,000 (1)             -                    6.75     1/30/13
                                 -    50,000 (2)                    8.57     6/19/13
                         8,000 (1)         4,000                   13.67     1/21/14
                                 -     7,500 (1)                   16.40     3/15/16
--------------------- ------------- ------------- ------------ ---------- ----------- ------------ ------------ ----------- -----------
William C. Tepe                  -    25,000 (2)                   16.18    11/14/15
CFO
--------------------- ------------- ------------- ------------ ---------- ----------- ------------ ------------ ----------- -----------

                                       28

--------------------- ------------- ------------- ------------ ---------- ----------- ------------ ------------ ----------- -----------
Randolph Hutto                   -    10,000 (2)                   17.80      9/6/16
Secretary/Gen.
Counsel
--------------------- ------------- ------------- ------------ ---------- ----------- ------------ ------------ ----------- -----------
Steven B. Mathis          7,500(1)             -                   11.00     2/12/08
VP - Planning &
Treasurer                 7,500(1)             -                    9.50     2/12/09
                          7,000(1)             -                    6.00     6/23/10
                          7,000(1)             -                    8.85     1/18/12
                          8,000(1)             -                    6.75     1/30/13
                                -     15,000 (2)                    8.57     6/19/13
                          6,000(1)         3,000                   13.67     1/21/14
                          1,667(1)         3,333                   16.72     9/22/15
                                 -     3,000 (1)                   16.40     3/15/16
--------------------- ------------- ------------- ------------ ---------- ----------- ------------ ------------ ----------- -----------

(1)     The options have a three-year vesting schedule, pursuant to which the shares underlying the options shall vest in one-third increments on each of the first three anniversaries from the date of grant.
(2) The options cliff vest on the fifth anniversary from the date of grant.

Options Exercised and Stock Vested

        There were no exercises of stock options during the year ended December 31, 2006 by any of the Named Executive Officers.

Pension Benefits

        The Company does not have or provide any supplemental executive retirement plan, or similar plan that provides for specified retirement payments or benefits.

Nonqualified Deferred Compensation

        The Company does not have or provide any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Employment Agreements

    Messrs.        Crim, Scollo and Tepe have employment agreements with the Company, which provide for certain terms and conditions relating to their employment, which is further detailed in the section “Employment Agreements” under “Compensation Discussion and Analysis.” Under each of the employment agreements, either directly or through a separate Confidentiality and Non-Solicitation Agreement, Messrs. Crim, Scollo and Tepe have each agreed to protect any confidential, trade secret or proprietary information of the Company for up to two years following termination and has also agreed not to agreed not to solicit any of the Company’s customers or insureds for the purpose of providing any services competitive with the Company for a period of one year following termination and will not employ any person employed by the Company within the preceding six months for a period of one year following termination.

Potential Payments Upon Termination or Change-In-Control

        The NEOs are eligible for certain benefits in the event of termination of their employment as more specifically discussed below. The amount of potential payments to each Named Executive Officer is dependent upon the nature of the termination as discussed below. The amounts of potential payments as referenced in the table assume that such event triggering was effective as of December 31, 2006. The actual amounts to be paid out upon termination or change-in-control can only be determined at the time of such event.

                                       29

Termination For Cause:

        Pursuant to their respective Employment Agreements, should any of Mr. Crim, Mr. Scollo or Mr. Tepe be terminated for cause, he will be entitled to receive up to 2 months salary following the date of termination in equal installments over a 2 month period. There are no specified payments accruing to the benefit of Messrs. Hutto and Mathis upon termination of employment for cause as a result of a contract, agreement, plan or arrangement between either Mr. Hutto or Mr. Mathis and the Company.

Termination Without Cause:

        Should either of Messrs. Scollo or Tepe be terminated without cause, then he will be entitled to receive, as liquidated damages, 12 months salary in equal installments over a 12 month period and any bonus accrued to the end of the fiscal year in which the termination occurs, which shall be paid by March 15th of the following year. Additionally, the Company shall extend the exercise period on both Messrs. Scollo’s and Tepe’s stock option grants, which are vested at the time of termination, for a period of 12 months beyond the termination date. Should Mr. Crim’s employment with the Company be terminated without cause, he would be entitled to receive 15 months salary in equal installments over a 15 month period and any bonus accrued to the end of the fiscal year in which termination occurs, which shall be paid by March 15th of the following year. His exercise period for stock option grants, which are vested at the time of termination, would also be extended for a period of 15 months beyond the termination date. The Company has further agreed, under each such Employment Agreements, to either continue each Employee’s participation in it major medical and health insurance for a period of 6 months beyond the termination date, such policies permitting; or pay for the Employee’s premiums for COBRA coverage for a period of 6 months beyond the termination date.

Termination Due to Death or Disability:

        Should any of the Employee’s employment terminate with the Company in the event of a disability for a period in excess of 120 days or death, his employment shall be deemed terminated at the end of the calendar month in which the event occurred. In such event, the salary and bonus, if any, accrued to the date of termination shall be payable to Employee or Employee’s estate, whichever the case may be. There are no specified payments accruing to the benefit of Messrs. Hutto and Mathis upon termination due to death or disability as a result of a contract, agreement, plan or arrangement between either Mr. Hutto or Mr. Mathis and the Company.

        Each of the NEOs has entered into a stock option agreement, in which their options cliff vest upon the fifth anniversary from the date of grant (the “Cliff-Vesting Option Agreements”). Pursuant to the Cliff-Vesting Option Agreements, if the employment of any of the NEOs is terminated due to death or disability, all the options which are not vested and exercisable shall become fully vested and exercisable as of such termination date. If all the options were vested before such termination date, then the options must be exercised prior to the first to occur of the following: (i) the close of the period of 12 months following the termination date; or (ii) the close of the option period.

        Each of the NEOs also has stock option agreements, in which their options vest ratably over a 3 year period (the “3 Year Option Agreements”). Under the 3 Year Option Agreements, the NEOs are only entitled to the options which have vested at the time of termination due to death or disability.

Voluntary Termination.

        In the event any of the NEOs voluntarily terminates his employment, all subsequent compensation and other benefits under the Employment Agreements shall cease and no accrued bonus shall be payable to him. There are no specified payments accruing to the benefit of Messrs. Hutto and Mathis upon voluntary termination of employment as a result of a contract, agreement, plan or arrangement between either Mr. Hutto or Mr. Mathis and the Company.

Change-In-Control.

        Under the 1998 Incentive Stock Option Plan, as amended (the “Stock Option Plan”), in the event of a “Change of Control,” all options which are not yet vested and exercisable shall become fully vested and exercisable as of the date of such Change of Control. For purposes of the plan, a “Change of Control” shall be deemed to have occurred on the earliest of the following dates:

(i)	The date any entity or person (as defined in the Stock Option Plan) shall have become the beneficial owner of, or shall have obtained voting control over, 30% or more of the outstanding Common Shares of the Company;

(ii)	The date the shareholders of the Company approve a definitive agreement (A) to merge or consolidate the Company with or into another corporation, in which the Company is not the continuing or surviving corporation or pursuant to which any shares of Common Shares of the Company would be converted into cash, securities or other property of another corporation, other than a merger of the Company in which holders of Common Shares immediately prior to the merger have the same proportionate ownership of Common Shares of the surviving corporation immediately after the merger as immediately before, or (B) to sell or otherwise dispose of all or substantially all the assets of the Company; or

(iii)	The date there shall have been a change in a majority of the Board of Directors of the Company within a twenty four-month period unless the nomination for election by the Company’s shareholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the twenty four-month period.

                                       31

        The following table sets forth the estimated potential payments that would be made to each of the NEOs upon termination or change-in-control as described above, assuming termination of employment or the change-in-control took place on December 31, 2006:

     ------------------------ --------------- ------------------ ----------------- ----------------- -------------
     Named Executive Officer   Termination       Termination     Termination due      Voluntary      Change-In-Control
                                                                   to Death or
                                For Cause       Without Cause       Disability       Termination
     ------------------------ --------------- ------------------ ----------------- ----------------- -------------
     Stephen R. Crim
       Payment                     $63,333           $475,000       $15,833 (4)       $15,833 (4)             -
       Bonus (1)                         -           $285,000       $285,000.00                 -             -
       COBRA (2)                         -             $5,553                 -                 -             -
       Stock Options (3)                 -                  -          $948,100                 -      $998,880
     ------------------------ --------------- ------------------ ----------------- ----------------- -------------
     Joseph D. Scollo, Jr.
       Payment                     $54,167           $325,000       $13,542 (4)       $13,542 (4)             -
       Bonus (1)                         -           $243,750          $243,750                 -             -
       COBRA (2)                         -             $5,553                 -                 -             -
       Stock Options (3)                 -                  -          $499,000                 -      $534,645
     ------------------------ --------------- ------------------ ----------------- ----------------- -------------
     William C. Tepe
       Payment                     $50,000           $300,000       $12,500 (4)       $12,500 (4)             -
       Bonus (1)                         -           $225,000          $225,000                 -             -
       COBRA (2)                         -             $5,553            $5,553                 -             -
       Stock Options (3)                 -                  -           $59,250                 -       $59,250
     ------------------------ --------------- ------------------ ----------------- ----------------- -------------
     Randolph L. Hutto (5)
       Stock Options (3)                 -                  -            $7,500                 -        $7,500
     ------------------------ --------------- ------------------ ----------------- ----------------- -------------
     Steven B. Mathis (5)
       Stock Options (3)                 -                  -          $149,700                 -      $176,889
     ------------------------ --------------- ------------------ ----------------- ----------------- -------------
(1)The bonuses are calculated assuming the maximum percentage allowable pursuant to each of the Employment Agreements.
(2) Since our current major medical insurance does not permit continuation of coverages for terminated employees, the Company is obligated to pay the Mr. Crim’s, Mr. Scollo’s or Mr. Tepe’s premiums for COBRA coverage for six months beyond the termination date pursuant to each of the Employment Agreements upon termination without cause. The amounts represented are the premiums for equivalent or similar major medical coverage for which each Employee is currently enrolled, which was $925.44 per month as of December 31, 2006.
(3) The Stock Options dollar amount is calculated based on the closing stock price of the Company of $18.55 on December 29, 2006. The Stock Options dollar amount represents options unvested at the date of termination, the vesting of which accelerates, and the options become immediately exercisable, upon such termination or Change-In-Control as provided in each of the applicable stock option agreements or the 1998 Incentive Stock Option Plan.
(4) The dollar amounts are calculated assuming a termination date of December 31, 2006, and taking into consideration the Company’s pay period which is on a semi-monthly basis (which is the 15th and the last day of the month). Mr. Crim, Mr. Scollo or Mr. Tepe would be entitled to the amount accrued to the termination date which, in this case, would be the amounts accrued from the 16th to the 31st of December 2006 pursuant to the terms of their respective Employment Agreements.
(5)The Company does not currently have an employment agreement with either Mr. Hutto or Mathis. There are no specified payments accruing to the benefit of Messrs. Hutto and Mathis upon termination of employment with the Company as a result of a contract, agreement, plan or arrangement between Messrs. Hutto, Mathis and the Company.

Compensation Committee Interlocks and Insider Participation

        The compensation committee, consisting of Messrs. Geneen, Groot and Lackner, is made up of non-employee directors who have never served as executive officers of the Company. During 2006, none of the Company’s executive officers served on the board of directors of any entities whose directors or officers serve on the Company’s compensation committee.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

                                                     Lawrence I. Geneen, Chairman
                                                     Steven L. Groot
                                                     Frank P. Lackner

                                       32

AUDIT COMMITTEE REPORT

        The audit committee of the Company’s Board of Directors is composed of independent directors and operates under a written charter adopted by the Board of Directors. The charter is reviewed, as needed, by the audit committee. Each member of the audit committee is independent as defined by the listing standards of the New York Stock Exchange, and the committee complies with other New York Stock Exchange requirements.

        Management of the Company is responsible for the Company’s internal controls and financial reporting process. The primary function of the audit committee is to assist the Board of Directors in fulfilling these responsibilities by reviewing management’s supervision of: (i) the financial reports and other financial information provided by the Company to any governmental body or the public; (ii) the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics established by management and the Board of Directors; and (iii) the Company’s auditing, accounting and financial reporting processes generally.

        The audit committee also recommends to the Board of Directors and shareholders the appointment of the Company’s independent registered public accounting firm. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The audit committee is responsible for monitoring and overseeing these processes.

        In the performance of its functions, the audit committee has performed the duties required by its charter, including meetings and discussions with management and the independent registered public accounting firm, and has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The audit committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards Number 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, which include, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements. The audit committee has also received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard Number 1, Independence Discussions with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and has discussed with the independent registered public accounting firm such firm’s independence with respect to the Company.

        Based on the reports by, and discussions with, management and the independent registered public accounting firm, the audit committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for year ended December 31, 2006.

                                                                     William A. Robbie, Chairman
                                                                     David V. Brueggen
                                                                     Jerome D. Weaver

The information contained in the Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

                                       33

PRINCIPAL SHAREHOLDERS

        The following table sets forth certain information regarding the common shares of the Company owned as of April 5, 2007 (i) by each of the Company’s directors, (ii) by each of the Company’s NEOs identified in the Summary Compensation Table above, (iii) by each person who beneficially owns more than 5% of the common shares and (iv) by all directors and executive officers of the Company as a group. Except as otherwise indicated, each person listed below has sole voting and investment power with respect to such common shares.

        Shares beneficially owned include shares that may be acquired pursuant to the exercise of outstanding stock options that are exercisable within 60 days of the record date, April 5, 2007.

                                                                               Shares that May be
                                                           Number of            Acquired Within         Percentage
           Name of Beneficial Owner                       Common Shares            60 Days               Ownership
Cody W. Birdwell (1)                                         205,576                                       1.95%
David V. Brueggen (2)                                        296,196                                       2.81
Stephen R. Crim (3)                                           84,914               133,000                 2.04
Lawrence I. Geneen                                             4,767                                          *
Steven L. Groot                                               13,000                                          *
Frank L. Lackner                                              10,517                                          *
Thomas W. Mueller (4)                                        331,367                                       3.14
William A. Robbie                                              7,496                                          *
Jerome D. Weaver                                               6,844                                          *
Randolph L. Hutto                                                  0                     0                    0
Steven B. Mathis                                               1,250                47,667                    *
Joseph D. Scollo, Jr.                                          2,005                62,000                    *
William C. Tepe                                                3,000                     0                    *
All directors  and  executive  officers as a group
(13 persons)                                                 966,932               242,667                 11.20%

HCC Insurance Holdings, Inc. (5)                           1,323,750                                       12.54%
Wells Fargo & Co. (6)                                        831,800                                        7.88
Goldman Capital Management (7)                               623,000                                        5.90
Eagle Asset Management (8)                                   572,820                                        5.43
            ____________

*Less than 1%

(1)	Includes 98,250 Common Shares of record held by The Cody Birdwell Family Limited Partnership, over which Mr. Birdwell has sole voting power with respect to the Common Shares.
(2)

Includes 293,193 Common Shares held of record by Vertecs Corporation, of which Mr. Brueggen is the Chief Financial Officer. Includes 2,003 common shares owned by his wife and 1,000 shares owned jointly with his wife.

(3)	Includes 83,340 Common Shares owned by his spouse and 144 Common Shares held of record as custodian for a child.
(4)

Includes 162,745 Common Shares held of record by The Mark C. Mueller Trust for which Mr. Thomas W. Mueller is the sole trustee. Mark C. Mueller is a brother of Thomas W. Mueller. Includes 160,000 Common Shares held of record by The Thomas W. Mueller Trust for which Mark C. Mueller is the sole trustee.

(5)	Its address is 13403 Northwest Freeway, Houston, Texas 77040-6094 according to a Schedule 13(G/A) as filed with the SEC.
(6)	Its address is 420 Montgomery Street, San Francisco, CA 94104 according to a Schedule 13(G) as filed with the SEC.
(7)	Its address is 320 Park Avenue, New York, New York, 10022 according to Schedule 13(F) as filed with the SEC.
(8)	Its address is 880 Carillion Parkway, St. Petersburg, FL 33716according to a Schedule 13(F) as filed with the SEC.
                                       34

Section 16(a) Beneficial Ownership Reporting Compliance of the Exchange Act

        Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own 10% or more of the registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. SEC regulations require that such directors, officers and 10% or more shareholders furnish the Company with copies of all Section 16(a) reports they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company all directors, officers or 10% shareholders complied with all Section 16(a) filing requirements during the fiscal year ended December 31, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Messrs.        Birdwell, Brueggen, Crim and Mueller, members of the Company’s Board of Directors, are also directors of American Safety Risk Retention Group, Inc. (“ASRRG”), a non-subsidiary affiliate, which is managed by American Safety Insurance Services, Inc., the Company’s principal U.S. program development, underwriting and administrative services subsidiary, on a fee-for-service basis. This entity is consolidated with the Company for accounting purposes but, for purposes of independence analysis, is considered an affiliate of the Company. American Safety Risk Retention Group, Inc. is a stock captive insurance company licensed in Vermont and is authorized to write liability insurance in all 50 states as a result of the federal Risk Retention Act. The directors of American Safety Risk Retention Group, Inc. are elected annually by its shareholder/insureds. Additionally, Mr. Brueggen is the Senior Vice President of Finance of Anson Industries, Inc. Mr. Weaver is Chief Executive Officer of Specialty Systems, Inc. Mr. Robbie is a director of Castlepoint Holdings, Ltd. ASRRG, the non-subsidiary affiliate, provides insurance-related products and services to each of these entities in the ordinary course of business and may in the future continue to provide insurance-related products and services to these entities.

        Mark Mueller, the brother of Thomas Mueller, a member of the Company’s Board of Directors, serves as an advisory director of the Company.

        Pursuant to the Company’s Code of Business Conduct and Ethics, all “related party transactions” involving the Company, its subsidiaries or affiliates shall be approved in advance by (a) a majority of the independent members of the Company’s Board of Directors, or (b) a majority of the members of a committee of the Company’s Board of Directors consisting solely of independent directors, such as the Audit Committee or the Nominating and Corporate Governance Committee. For purposes of this discussion a “related party transaction” is one in which the Company is a participant and that, individually or taken together with related transactions, exceeds, or is reasonably likely to exceed, $50,000 in amount in any year and which any of the following individuals (a “covered person”) has a direct or indirect material interest:

1.	any director or executive officer; any nominee for election as a director;

2.	any nominee for election as a director;

3.	any securityholder who is known by the Company to own of record or beneficially more than 5% of any class of the Company’s voting securities; or

4.

any immediate family member of any of the foregoing persons, including any child; stepchild; parent; stepparent; spouse; sibling; mother-, father-, son-, daughter-, brother-, or sister-in-law; and any person (other than a tenant or employee) sharing the same household.

        A material interest in a transaction shall not be deemed to exist when a covered person’s interest in the transaction results from (a) the covered person’s (together with his immediate family’s) direct or indirect ownership of less than a 10% economic interest in the other party to the transaction, and/or the covered person’s service as a director of the other party to the transaction, or (b) the covered person’s pro rata participation in a benefit received by him solely as a security holder.

        A transaction shall be deemed to involve the Company if it involves a vendor or partner of the Company or any of its subsidiaries and relates to the business relationship between the Company or any of its subsidiaries and that vendor or partner.

SHAREHOLDER PROPOSALS

        Any shareholder proposal intended for inclusion in the Company’s Proxy Statement for the 2008 Annual General Meeting of Shareholders must be received at the offices of the Company, 31 Queen Street, Hamilton HM 11, Bermuda, not later than December 22, 2007. Any shareholder proposals received after this date will be considered untimely.

OTHER MATTERS

        At the time of the preparation of this Proxy Statement, the Company was not aware of any matters to be presented for action at the Annual General Meeting other than the Proposals referred to herein. If other matters are properly presented for action at the Annual General Meeting, it is intended that the persons named as proxies will vote or refrain from voting in accordance with their best judgment on such matters.

        The Company will provide to any shareholder, without charge, upon written request, a copy of the Annual Report on Form 10-K for fiscal year ended December 31, 2006, as filed with the SEC. Such request should be addressed to the offices of the Company, 31 Queen Street, Hamilton HM 11, Bermuda, Attention: Investor Relations.

HOUSEHOLDING

        As permitted under the Exchange Act, only one copy of this proxy statement is being delivered to shareholders residing at the same address, unless such shareholders have notified the Company of their desire to receive multiple copies of this proxy statement.

        The Company will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Investor Relations, 31 Queen Street, Hamilton HM 11, Bermuda, (441) 296-8560. Shareholders residing at the same address and currently receiving only one copy of the proxy statement may contact the Company at the address above to request multiple copies of the proxy statement in the future. Shareholders residing at the same address and currently receiving multiple copies of the proxy statement may contact the Company at the address above to request that only a single copy of the proxy statement by mailed in the future.

ANNUAL REPORT

        A copy of the Company’s 2006 Annual Report is being mailed to each shareholder together with this Proxy Statement.

                                       36

APPENDIX A

AMERICAN SAFETY INSURANCE HOLDINGS, LTD.

2007 INCENTIVE STOCK PLAN

1.Purpose and Effective Date.

        American Safety Insurance Holdings, Ltd. (the “Company”) has established this 2007 Incentive Stock Plan (the “Plan”) to facilitate the retention and continued motivation of key employees, consultants and directors of the Company and its subsidiaries and to align more closely their interests with those of the Company and its stockholders. The Plan shall be effective on the date it is approved by the stockholders of the Company (the “Effective Date”) and no further awards shall be made under the Plan subsequent to the tenth anniversary of the Effective Date.

        The Plan will serve as the successor to the Company’s existing 1998 Incentive Stock Option Plan, (the “Predecessor Plan”). All outstanding awards under the Predecessor Plan as of the Effective Date will remain outstanding awards under the Predecessor Plan. Each such outstanding award will continue to be governed by the express terms and conditions of the agreements evidencing such award. No provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such awards under the Predecessor Plan with respect to their acquisition of shares of the Company’s common stock thereunder. However, no further awards shall be made under the Predecessor Plan following the Effective Date.

    2.        Administration. The Plan shall be administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”) or such other committee consisting solely of independent directors as the Board may designate. The Committee has the authority and responsibility for the interpretation, administration and application of the provisions of the Plan, and the Committee’s interpretations of the Plan, and all actions taken by it, and determinations made by it, shall be binding on all persons. No Board or Committee member shall be personally liable for any determination, decision or action made in good faith with respect to the Plan.

        Subject to the terms of the Plan, the Committee may delegate to the Chief Executive Officer of the Company the authority to grant awards, and to make any or all of the determinations reserved to the Committee with respect to awards that have been granted, to any individual who, at the time of such grant or other determination, (a) is not an officer or director of the Company required to file reports under Section 16 of the Securities Exchange Act of 1934 with respect to Common Stock of the Company and (b) is otherwise eligible to participate in the Plan under Section 4 hereof.

    3.        Shares Subject to Plan. A total of 2,000,000 shares of Common Stock of the Company (“Shares”) may be issued pursuant to the Plan. Shares may be authorized but unissued Shares or Shares reacquired by the Company and held in its treasury. Grants of awards under the Plan will reduce the number of Shares available thereunder by the maximum number of Shares obtainable under such grants. If all or any portion of the Shares otherwise subject to any grant under the Plan are not delivered or do not vest for any reason including, but not limited to, the cancellation, expiration or termination of any option right or unit, the settlement of any award in cash, the forfeiture of any restricted stock, or the repurchase of any Shares by the Company from a participant for the cost of the participant’s investment in the Shares, such number of Shares shall be available again for issuance under the Plan.

                                      A-1

        Notwithstanding the foregoing, Shares tendered (either actually or through attestation) to pay the option exercise price, Shares withheld for the payment of withholding taxes and Shares and other awards repurchased by the Company from a person using proceeds from the exercise of awards by that person shall not return to the share reserve, and the determination of the number of Shares used in connection with stock-settled stock appreciation rights shall be based on the number of Shares with respect to which the rights were based and not just the number of Shares delivered upon settlement. Shares issued in connection with awards that are assumed, converted or substituted pursuant to a merger or an acquisition shall reduce the share reserve. The number of Shares covered by or specified in the Plan and the number of Shares and the purchase price for Shares under any outstanding awards, may be adjusted proportionately by the Committee for any increase or decrease in the number of issued Shares or any change in the value of the Shares resulting from a subdivision or consolidation of Shares, reorganization, recapitalization, spin-off, payment of stock dividends on the Shares, any other increase or decrease in the number of issued Shares made without receipt of consideration by the Company, or the payment of an extraordinary cash dividend.

    4.        Eligibility. All key employees, active consultants and directors of the Company and its subsidiaries are eligible to be selected to receive a grant under the Plan by the Committee. The Committee may condition eligibility under the Plan or participation under the Plan and any grant or exercise of an award under the Plan on such conditions, limitations or restrictions as the Committee determines to be appropriate for any reason. The maximum number of Shares with respect to which incentive stock options, nonqualified stock options and stock appreciation rights may be granted to any one person in any calendar year shall not exceed 100,000.

    5.       Awards. The Committee may grant awards under the Plan to eligible persons in the form of incentive stock options (within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the “Code)), nonqualified stock options, stock grants, stock units, restricted stock, stock appreciation rights and performance shares and units. The Committee shall establish the number of Shares subject to each such grant and the terms thereof, including any adjustment for reorganization or dividends, subject to the following:

(a)	All awards granted under the Plan shall be evidenced by agreements in such form and containing such terms and conditions not inconsistent with the Plan as the Committee shall prescribe.

(b)	The exercise price of any option or stock appreciation right shall not be less than the fair market value of a corresponding number of Shares as of the date of grant. For purposes of the Plan,“fair market value” shall mean the closing price for a Share on the date of grant as reported by the principal securities exchange on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported. If the Shares are not listed for trading on a national securities exchange, the fair market value of the Shares shall be determined by the Committee in good faith and in accordance with a reasonable valuation method as determined under Section 409A of the Code and the rules and regulations promulgated thereunder. The maximum term on options or stock appreciation rights shall not exceed ten (10)years.

                                      A-2

(c)	Options and stock appreciation rights shall vest over a minimum of three years (and shall vest no more quickly than ratably), and all other awards shall have a minimum vesting or holding period of three years, provided that (i) awards that are issued in connection with mergers and acquisitions may have vesting and holding periods that are the same as any awards that they are replacing or otherwise as deemed appropriate by the Committee and (ii) a vesting or holding period may be reduced as a result of death, disability, retirement, a merger or sale, termination of employment or other extraordinary event. In the absence of an extraordinary event, the vesting and holding restrictions applicable to an award shall not be reduced or otherwise waived.

(d)	No more than 1,000,000 of the Shares may be awarded in a form other than options or stock appreciation rights.

(e)	No option may be repriced by amendment, substitution or cancellation and regrant, unless authorized by the stockholders. Adjustments pursuant to Section 3 above shall not be considered repricing.

(f)	When issuing performance shares or units, performance measures may include: stock price, earnings per share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, revenue, cash flow, market share, relative performance to a group of companies comparable to the Company, and strategic business criteria consisting of one or more objectives based on the Company’s meeting specified goals relating to revenue, market penetration, business expansion, costs or acquisitions or divestitures, subject to a performance period of no less than two calendar or fiscal years.

(g)	All awards shall be settled on the effective date of the exercise of such award by one or a combination of the following means: (i)in cash, by certified check, bank cashier’s check or wire transfer; (ii) in Shares owned by the award recipient for at least six months prior to the date of exercise and valued at their fair market value on the effective date of such exercise; or (iii) subject to the approval of the Committee, such other provision as the Committee may from time to time authorize.

(h)	Shares granted from the Plan may be used as a form of payment for compensation, grants or rights earned or due under other Company plans or arrangements.

    6.        Amendment of the Plan. The Board or the Committee may from time to time suspend, terminate, revise or amend the Plan or the terms of any grant in any respect whatsoever, provided that, without the approval of the stockholders of the Company, no such revision or amendment may increase the number of Shares subject to the Plan, change the provisions of Section 5(a), (d) or (e) above, or expand those eligible for grants under the Plan.

    7.        Miscellaneous. It is intended that any compensation, benefits or other remuneration which is provided pursuant to or in connection with the Plan which is considered to be nonqualified deferred compensation subject to Section 409A of the Code shall be provided and paid in a manner, and at such time and in such form, as complies with the applicable requirements of Section 409A of the Code to avoid the unfavorable tax consequences provided therein for non-compliance. The Committee is authorized to amend any Agreement and to amend or declare void any election by a Participant as may be determined by it to be necessary or appropriate to evidence or further evidence required compliance with Section 409A of the Code. The Plan shall be governed by the laws of Bermuda.

                                      A-3

APPENDIX B

AMERICAN SAFETY INSURANCE HOLDINGS, LTD.

AUDIT COMMITTEE CHARTER

(As Amended and Adopted on January 23, 2007)

Purposes

        The primary purposes of the Audit Committee are to assist the Board in its oversight of (1) the integrity of the Company’s financial statements, (2) the Company’‘s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence and (4) the performance of the Company’s internal audit function and independent auditors. Its responsibilities in that regard include:

        •        Reviewing the financial reports and other financial information provided by the Company to any governmental or other regulatory body and monitoring any public distribution or other uses thereof;

        •        Reviewing the annual independent audit of the Company's financial statements;

        •        Reviewing the Company's systems of internal accounting and financial controls; and

        •         Reviewing and monitoring the internal audit process and internal audit results.

        In discharging its duties, the Committee is empowered to investigate any matter brought to its attention with full access to all Company books, records, facilities, personnel, legal counsel and independent auditors, along with the sole power to retain and terminate outside counsel, auditors or other experts for this purpose and to approve their fees and other retention terms. Any independent auditor retained by the Company shall report directly to the Committee and is ultimately accountable to the Committee. The Committee shall be entitled to incur at the Company’s expense such other ordinary expenses that are necessary or appropriate in carrying out its duties.

        The Committee shall review the adequacy of this Charter on an annual basis and recommend any appropriate changes to the Board for consideration.

Membership

        Appointment and Removal. The Committee shall be appointed by the Board and shall serve at the pleasure of the Board for such term as the Board may decide or, with respect to an individual Committee member, until such Committee member is no longer a Board member. The Board shall designate the Chairman of the Committee.

        Number and Meetings. The Committee shall be comprised of not less than three members of the Board. The Committee shall meet as often as necessary to fulfill its responsibilities.

                                      B-1

    Independence.        The Committee members will each qualify as (1) an “independent director” under the rules of the New York Stock Exchange and (2) “independent” as defined by the rules and regulations of the Securities Exchange Act of 1934. These requirements as currently in effect are summarized in Annex A hereto. Accordingly, the members of the Committee will be directors who the Board affirmatively concludes have no material relationship to the Company, as determined by the Board, either directly or as a partner, shareholder or officer of any organization that has a relationship with the Company.

        The failure of the Committee to satisfy the independence requirements set forth above or the financial literacy requirements set forth below shall not invalidate any actions taken by the Committee.

        Financial Literacy. The Committee members will meet the experience requirements of the New York Stock Exchange and the Securities Exchange Act of 1934. Each Committee member will be financially literate or will become financially literate within a reasonable period of time after his or her appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise and that member or another member of the Committee must be an “audit committee financial expert” (as such term is defined by the rules and regulations of the Securities Exchange Act of 1934). The designation or identification of a person as an audit committee financial expert shall not (a) impose on such person any duties, obligations or liability greater than the duties, obligations and liability imposed on such person as a member of the Committee and the Board in the absence of such designation or identification or (b) affect the duties, obligations or liability of any other member of the Committee or the Board.

Responsibilities

        The Company’s management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. Additionally, the Board recognizes that the Company’s financial management, as well as the independent auditors, have more time, knowledge and detailed information regarding the Company than do Committee members. As a result, in carrying out its oversight responsibilities, the Committee’s role is not to provide expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work. As used in this Charter, the term “independent auditor” means any independent auditor, including one constituting a “registered public accounting firm” (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002), engaged for the purpose of preparing or issuing an audit report or performing other audit review or attest services for the Company.

        The following functions shall be the common, recurring activities of the Committee in carrying out its duties.

    1.        Retention of Independent Auditors. The Committee shall be directly responsible for the appointment, compensation, retention, oversight and termination of the independent auditors. The Committee shall have the ultimate authority and responsibility to select the independent auditor (including approval of all engagement fees and terms and resolution of disagreements between management and the independent auditors), evaluate the independent auditors (including its qualifications, performance and independence) and, where appropriate, replace the independent auditors.

                                      B-2

    2.        Independence of Auditors. In connection with the retention of the Company’s independent auditors, the Committee shall, at least annually, review and discuss the information provided by management and the auditors relating to the independence of the audit firm, including, among other things, information related to the non-audit services provided and expected to be provided by the auditors and the other relationships between the Company and the auditors. The Committee shall be responsible for (a) ensuring that the independent auditors submit at least annually to the Committee a formal written statement delineating all relationships between the auditors and the Company consistent with applicable independence standards, (b) actively engaging in a dialogue with the auditors with respect to any disclosed relationship or service that may impact the objectivity and independence of the auditors and (c) taking appropriate action in response to the auditors’ report to satisfy itself of the auditors’ independence.

    3.        Pre-Approval of Audit and Non-Audit Services. The Committee shall pre-approve all audit, review or attest services and all permissible non-audit services. The Committee may delegate to one or more of its members the authority to pre-approve audit services and non-audit services pursuant to any pre-approval policies and procedures established by the Committee and satisfying the requirements set forth in the Securities Exchange Act of 1934; provided, however, that all pre-approved services must be disclosed by such delegate to the full Committee at each of its scheduled meetings.

    4.        Independent Auditors’ Quality Control. The Committee shall obtain and review a report from the independent auditors, at least annually, which describes (a) the audit firm’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the audit firm, and any steps taken to deal with any such issues.

    5.        External Audit Plans. The Committee shall review and discuss with the independent auditors the plans for, and the scope of, the annual audit and other examinations, including the adequacy of staffing and compensation.

    6.        Conduct of the Audit. The Committee shall review with the independent auditors any audit problems or difficulties and management’s response, including any restrictions on the scope of the independent auditors’ activities or on access to requested information, and any significant disagreements with management. The Committee, consistent with Section 303 of the Sarbanes-Oxley Act of 2002 and Regulation 13B-2 promulgated thereunder, shall not influence the conduct of the audit in any improper manner.

    7.        Review of Audit Results. The Committee shall review and discuss with the independent auditors the report of their annual audit, or proposed report of their annual audit, and (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies, (b) analyses prepared by management or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements, (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company and (d) any audit problems or difficulties encountered in the audit work and management’s response.

                                      B-3

    8.        Assurances Under Section 10A of the Exchange Act. The Committee shall obtain from the independent auditors assurance that Section 10A of the Securities Exchange Act of 1934 (generally relating to the auditors’ identification of illegal acts and related party transactions) has not been implicated.

    9.        Financial Statements and Disclosures. The Committee shall review with management and the independent auditors the annual and quarterly financial statements to be included in the Company’s periodic reports, including disclosures in the Management’s Discussion and Analysis section contained therein. This review will occur prior to filing of the annual or quarterly report, as applicable, and the Committee shall recommend to the Board whether the audited annual financial statements should be included in the Company’s Form 10-K. The Committee shall review and consider with the independent auditors the matters required to be discussed by the Statement of Auditing Standards (“SAS”) No. 61.

    10.        Financial Press Releases. The Committee shall review and discuss the Company’s earnings press releases (including any use of “pro forma,” or “adjusted” non-GAAP, information) and the financial information and earnings guidance provided to analysts and rating agencies. This review may occur before or after issuance and may be done generally (i.e., review of the types of information to be disclosed and the types of presentation to be made).

    11.        Internal Audit Plans. The Committee shall review and discuss with the partner of the audit firm performing the internal audit function and appropriate members of his or her staff, and the in-house personnel performing any internal audit functions, the plans for and the scope of their ongoing audit activities, including adequacy of staffing and compensation.

    12.        Internal Audit Results. The Committee shall review and discuss with the partner of the audit firm performing the internal audit function, management, the independent auditors and the appropriate staff members of each, the results of any internal audits.

    13.        Internal Accounting Controls. The Committee shall review and discuss with the partner of the audit firm performing the internal audit function, management, the independent auditors and the appropriate staff members of each, the quality and adequacy of the Company’s internal accounting controls, the Company’s financial, auditing and accounting organizations and personnel, and the Company’s policies and compliance procedures with respect to business practices which shall include the disclosures regarding internal controls and matters required to be reported to the Committee by Section 302 of the Sarbanes-Oxley Act of 2002 and Rules 13a-14 and 15d-14 of the Securities Exchange Act of 1934.

    14.        Separate Meetings. The Committee shall meet separately and periodically with management, with internal auditors (or other personnel responsible for the internal audit function) and with independent auditors.

                                      B-4

    15.        Risk Management Policies. While it is the job of the Chief Executive Officer and senior management of the Company to assess and manage the Company’s exposure risk, the Committee shall discuss policies with respect to risk assessment and risk management in order to govern the processes by which management assesses and manages the Company’s exposure to risk.

    16.        Hiring of Employees of Independent Auditors. The Committee shall set clear hiring policies for employees or former employees of the independent auditors, and in the absence of an applicable policy no such individual shall be hired.

    17.        Complaints Regarding Financial Statements or Accounting Policies. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

    18.        Proxy Statement Report. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

    19.        Review of Other Matters. The Committee shall review and discuss such other matters that relate to the accounting, auditing and financial reporting practices and procedures of the Company as the Committee may, in its own discretion, deem desirable in connection with the review functions described above.

    20.        Other Duties. The Committee shall perform any other duties or responsibilities delegated to the Committee by the Board from time to time.

    21.        Reports to the Board. The Committee shall report regularly to the Board, which report may include issues that arise with respect to (a) the quality of integrity of the Company’s financial statements, (b) the Company’s compliance with legal or regulatory requirements, (c) the performance and independence of the Company’s independent auditors or (d) the performance of the internal audit function.

    22.        Annual Evaluation. The Committee shall conduct and review with the Board annually an evaluation of the Committee’s performance.

                                      B-5

Annex A

Audit Committee

Independence Requirements

        NYSE Rules. No director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In addition, the following directors shall not satisfy the definition of “independent”:

(i)	A director who is an employee, or whose immediate family member is an executive officer, of the Company is not independent until three years after the end of such employment relationship.

(ii)	A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation.

(iii)	A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company is not “independent” until three years after the end of the affiliation or the employment or auditing relationship.

(iv)	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship.

(v)	A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold.

        SEC Rules. In order to be considered to be independent, a member of the Committee may not, other than in his or her capacity as a member of the Committee, the Board, or any other Board committee:

    (A)        Accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any subsidiary thereof, provided that, unless the rules of the New York Stock Exchange provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service); or

    (B)        Be an affiliated person (as defined by the SEC) of the Company or any subsidiary thereof.

    Other.        No member of the Committee may simultaneously serve on more than three audit committees of companies with registered debt or equity (including the Company), unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee.

                                      B-6

                                      AMERICAN SAFETY INSURANCE HOLDINGS, LTD.

                             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                  The undersigned  stockholder  hereby appoints Stephen R. Crim and Randolph L. Hutto,  each or any one of them,  with full power of  substitution  as Proxies to represent and to vote, as designated  below,  all the common shares of American  Safety  Insurance  Holdings,  Ltd. (the  "Company") held of record by the undersigned on
April 5, 2007, at the Annual General  Meeting of  Shareholders  (the "Annual  Meeting") to be held on June 4, 2007, or any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS.

PROPOSAL  1.  Election  of Thomas  W.  Mueller,  William  A.  Robbie  and  Jerome  D.  Weaver to serve as Class III
Directors until the 2010 Annual Meeting.
Mark                       |_| FOR ALL NOMINEES               |_|      WITHHOLD AUTHORITY
One Box                        (except as marked to the contrary below)                          to vote for all
                                                                                nominees

Instructions:  To withhold authority to vote for any individual nominee, write that nominee's name in the following space provided:___________________________________

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PROPOSAL  2. To appoint  BDO  Seidman  LLP as the  independent  registered  public  accountants  to serve until the conclusion of the next Annual General Meeting and to authorize the Audit Committee to set their remuneration.
Mark                       |_| FOR                        |_| AGAINST                        |_| ABSTAIN
One Box

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PROPOSAL 3. To approve an increase in the  authorized  share  capital of the Company from  US$200,000 to US$350,000 by the addition of 15,000,000 shares of Common Stock, par value $0.01 each.
Mark                       |_| FOR                        |_| AGAINST                        |_| ABSTAIN
One Box

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PROPOSAL 4.  To approve the American Safety Insurance Holdings, Ltd. 2007 Incentive Stock Plan.
Mark                       |_| FOR                        |_| AGAINST                        |_| ABSTAIN
One Box

In their  discretion,  the Proxies are  authorized  to vote upon such other matters as may properly come before the
Annual  Meeting.  This Proxy revokes all prior proxies with respect to the Annual  Meeting and may be revoked prior to its  exercise.  Unless  otherwise  specified,  this  Proxy  will be Voted For each of the  Proposals  and in the discretion of the persons  named as Proxies on any other matters which may properly come before the Annual  Meeting or any adjournments thereof.

Please sign exactly as name appears below.  When shares are held by joint tenants,  both should sign.  When signing as attorney,  executor,  administrator,  trustee or  guardian,  please give full title as such.  If a  corporation, please sign in full  corporate name by president or other  authorized  officer.  If a  partnership,  please sign in partnership name by authorized person.

DATED:______________, 2007.                                   ____________________________________
                                                              Signature
PLEASE MARK, SIGN, DATE AND
RETURN THIS PROXY PROMPTLY                                    ____________________________________
USING THE ENCLOSED ENVELOPE                                   Signature if held jointly